EXECUTION VERSION

DR PEPPER SNAPPLE GROUP, INC.
$250,000,000 6.12% SENIOR NOTES DUE 2013
$1,200,000,000 6.82% SENIOR NOTES DUE 2018
$250,000,000 7.45% SENIOR NOTES DUE 2038

INDENTURE
Dated April 30, 2008

WELLS FARGO BANK, N.A.,
as Trustee

          This INDENTURE dated April 30, 2008 is entered into by and between DR PEPPER SNAPPLE GROUP, INC., a Delaware corporation, and WELLS FARGO BANK, N.A., a national banking association, as trustee (the “Trustee”).
          The Company and the Trustee agree as follows for the equal and ratable benefit of the Holders of the $250,000,000 principal amount of 6.12% Senior Notes due 2013 (the “2013 Notes”), the $1,200,000,000 principal amount of 6.82% Senior Notes due 2018 (the “2018 Notes”) and the $250,000,000 7.45% Senior Notes due 2038 (the “2038 Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          “144A Global Note” means a Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 144A.
          “Additional Interest” means any additional interest required to be paid on the Initial Notes pursuant to Section 2(e) of the Registration Rights Agreement relating to the Initial Notes under the circumstances set forth therein and any additional interest required to be paid on any Additional Notes pursuant to any Registration Rights Agreement relating to such Additional Notes under the circumstances set forth therein. For all purposes of this Indenture, the term “interest” shall include Additional Interest, if any, with respect to the Notes.
          “Additional Notes” means any Notes (other than Initial Notes, Exchange Notes and Notes issued under Sections 2.06, 2.07, 2.10 and 3.06 hereof) issued under this Indenture in accordance with Sections 2.02 and 2.15 hereof, as part of any Initial Series or Additional Series of Notes.
          “Additional Series” or “Additional Series of Notes” means any Series of Notes created and issued under this Indenture pursuant to Section 2.15(b).
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at any time of determination, the present value at that time of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction. Such present value will be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Attributable Debt represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

          “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.
          “Board of Directors” means (1) in respect of a corporation, the board of directors of the corporation, or any duly authorized committee thereof; and (2) in respect of any other Person, the board or committee of that Person serving an equivalent function.
          “Board Resolution” of a corporation or any other Person means a copy of a resolution certified by the secretary or an assistant secretary (or individual performing comparable duties) of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business” means the beverage business in the United States, Canada, Mexico and the Caribbean owned by Cadbury Schweppes to be owned by the Company upon consummation of the Separation Transaction.
          “Business Day” means any day other than a Legal Holiday.
          “Cadbury Schweppes” means Cadbury Schweppes plc, a public limited company organized under the laws of England and Wales.
          “Cadbury plc” means Cadbury plc, a United Kingdom public limited company incorporated in England and Wales.
          “Capital Lease Obligation” means, at any time of determination, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of the issuing Person.
          “Change of Control” means the occurrence of any one of the following:
     (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its Subsidiaries;
     (2) the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares;

     (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction;
     (4) the first day on which the majority of the members of the Board of Directors of the Company cease to be Continuing Directors; or
     (5) the adoption of a plan relating to the liquidation or dissolution of the Company.
          “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
          “Clearstream” means Clearstream Banking S.A., a company organized under the laws of Luexembourg, and any successor thereto.
          “Code” means the United States Internal Revenue Code of 1986, as amended.
          “Commission” means the United States Securities and Exchange Commission.
          “Company” means Dr Pepper Snapple Group, Inc. and any and all successors thereto.
          “Company Release Certificate” has the meaning assigned to such term in the Escrow Agreement.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed.
          “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all of these quotations.
          “Consolidated Net Tangible Assets” means, with respect to any Person, as of any date of determination, the total assets less the sum of goodwill, net, and other intangible assets, net, in each case reflected on the consolidated balance sheet of such Person and its Subsidiaries as of the end of the most recently ended fiscal quarter of such Person for which financial statements have been furnished to Holders pursuant to Section 4.03, determined on a consolidated basis in accordance with GAAP.
          “Continuing Director” means, as of any date of determination, any member of the Board of Directors who (a) was a member of the Board of Directors of the Company on the date of this Indenture or (b) was nominated for election, elected or appointed to the Board of Directors of the Company by a majority of the Continuing Directors who were members of the Board of Directors at the time of such nomination, election or appointment.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof, or such other address as to which the Trustee may give notice to the Company.
          “Credit Agreements” means the Existing Credit Agreements as such agreements may be amended, supplemented or otherwise modified from time to time, and any agreement indenture or other documentation relating to extensions, refinancings, replacements or restructuring of the credit facilities governed by the Existing Credit Agreements, whether the same or any other agent, agents, lenders or group of lenders is or are parties thereto.
          “Custodian” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(c) as Custodian with respect to the Notes, and any and all successors thereto appointed as custodian hereunder and having become such pursuant to the applicable provisions of this Indenture.
          “Default” means any event which is, or after notice or passage of time, or both, would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 or 2.10 hereof, in substantially the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03(b) hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.
          “Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Escrow Agent” shall mean Wells Fargo Bank, N.A., a national banking association, in its capacity as escrow agent under the Escrow Agreement.
          “Escrow Agreement” means the Escrow Deposit and Disbursement Agreement dated April 30, 2008 between the Company, the Escrow Agent and Trustee.
          “Euroclear” means Euroclear Bank, S.A./N.V., a company organized under the laws of Belgium, as operator of the Euroclear systems, and any successor thereto.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Exchange Notes” means notes issued in exchange for the Initial Notes or any Additional Notes pursuant to a Registration Rights Agreement.
          “Exchange Offer” has the meaning set forth in the Registration Rights Agreement relating to an exchange of Notes registered under the Securities Act for Notes not so registered.
          “Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Existing Credit Agreements” means (1) the Credit Agreement dated as of March 10, 2008 and amended and restated on April 11, 2008, among the Company, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as documentation agents and (2) the 364-day Bridge Credit Agreement dated as of March 10, 2008 and amended and restated on April 11, 2008, among the Company, the lenders and issuing banks party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, and Goldman Sachs Credit Partners L.P., Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as documentation agents.
          “Funded Debt” means Indebtedness which by its terms matures at or is extendible or renewable at the option of the obligor to date more than 12 months after the date of the creation or incurrence of such Indebtedness.

          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board (United States) and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the date of determination.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means the global notes substantially in the form of Exhibit A-1, Exhibit A2 or Exhibit A-3 hereto, as the case may be, issued in accordance with Article 2 hereof.
          “Guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person. The term “Guarantee” used as a verb has a corresponding meaning.
          “Holder” means a Person in whose name a Note is registered in the Security Register.
          “IAI Global Note” means a Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.
          “Indebtedness” means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent:
     (1) in respect of borrowed money;
     (2) evidenced by bonds, notes, debentures, or similar instruments or letters of credit (or reimbursement agreements with respect thereto);
     (3) in respect of banker’s acceptances, bank guarantees, surety bonds or similar instruments;
     (4) representing Capital Lease Obligations; or
     (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes a trade payable or similar obligation to a trade creditor incurred in the ordinary course of business;
          if and to the extent any of the preceding items (other than letters of credit) would appear as a liability upon a balance sheet (excluding the notes thereto) of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all of the following items, whether or not any such items would appear as a liability on a balance sheet of the specified Person in accordance with GAAP:
     (1) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); and
     (2) to the extent not otherwise included, any Guarantee by the specified Person of Indebtedness of any other Person.

          “Indenture” means this instrument, as originally executed or as it may from time to time be supplemented or amended in accordance with Article 9 hereof.
          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” means the first $250,000,000 aggregate principal amount of 2013 Notes, the first $1,200,000,000 aggregate principal amount of 2018 Notes and the first $250,000,000 aggregate principal amount of 2038 Notes, in each case, issued under this Indenture on the date hereof.
          “Initial Series” or “Initial Series of Notes” means the series of 2013 Notes, the series of 2018 Notes and the Series of 2038 Notes.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
          “Interest Payment Dates” shall have the meaning set forth in paragraph 1 of each Note.
          “Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s) and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).
          “Issue Date” means April 30, 2008.
          “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York, the city in which the Corporate Trust Office of the Trustee is located or any other place of payment on the Notes are authorized by law, regulation or executive order to remain closed.
          “Letter of Transmittal” means the letter of transmittal, or its electronic equivalent in accordance with the Applicable Procedures, to be prepared by the Company and sent to all Holders of the Initial Notes or any Additional Notes for use by such Holders in connection with an Exchange Offer.
          “Lien” means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction. Notwithstanding the foregoing an operating lease shall not be deemed to constitute a Lien.
          “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation and a subsidiary of Moody’s Corporation, and its successors.
          “Notes” means the 2013 Notes, the 2018 Notes, the 2038 Notes and the notes of any Additional Series that may be issued from time to time under this Indenture as provided in Section 2.15(b).
          “Obligations” means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Officer” means the Chief Executive Officer, the Chief Financial Officer, the Senior Vice President – Corporate Finance, or any other President or Executive or Senior Vice President of the Company.

          “Officers’ Certificate” means a certificate, in form and substance reasonably satisfactory to the Trustee, signed by two Officers of the Company, at least one of whom shall be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion, in form and substance reasonably satisfactory to the Trustee, from legal counsel who is acceptable to the Trustee and which meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or the Trustee.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.
          “Permitted Encumbrances” means:
     (1) Liens imposed by law for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith;
     (2) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Liens) or are being contested in good faith;
     (3) (i) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Subsidiary of the Company;
     (4) deposits to secure the performance of bids, trade contracts (other than for the repayment of borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations), in each case in the ordinary course of business;
     (5) judgment liens in respect of judgments that the Company or a Subsidiary of the Company is in good faith prosecuting an appeal or other proceeding for review or Liens incurred by the Company or a Subsidiary of the Company for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or a Subsidiary of the Company is a party;
     (6) easements, restrictions, rights-of-way and similar encumbrances and minor title defects on real property imposed by law or arising in the ordinary course of business that do not secure any payment obligations and do not, in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company or any Subsidiary of the Company;
     (7) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (ii) secure any Indebtedness;
     (8) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (9) Liens (i) of a collection bank on the items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law encumbering deposits or other funds maintained with a financial institution (including the right of set off) and which are customary in the banking industry;
     (10) any interest or title of a lessor under leases entered into by the Company or any of its Subsidiaries in the ordinary course of business and financing statements with respect to a lessor’s right in and to personal property leased to the Company or any of its Subsidiaries in the ordinary course of the Company’s or any of its Subsidiaries’ business other than through a capital lease;
     (11) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any Subsidiaries in the ordinary course of business;
     (12) Liens deemed to exist in connection with reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts maintained in the ordinary course of business and not for speculative purposes;
     (13) Liens that are contractual rights of set-off: (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Subsidiary of the Company to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Subsidiary of the Company in the ordinary course of business;
     (14) Liens solely on any cash earnest money deposits made by the Company or any Subsidiaries in connection with any letter of intent or purchase agreement;
     (15) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;
     (16) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
     (17) any zoning or similar law or right reserved to or vested in any governmental authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Company or any Subsidiary of the Company; and
     (18) Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods.
          “Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same Indebtedness as that evidenced by such particular Note; and any Note authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same Indebtedness as the lost, destroyed or stolen Note.
          “Principal Property” means (i) any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), owned and operated by the Company or any Subsidiary of the Company on the date the Separation Transaction is completed, other than property which, in the opinion of the Board of Directors of the Company, individually and in the aggregate, is not of material importance to the business conducted by the Company and its Subsidiaries, taken as a whole, and (ii) any manufacturing, processing or bottling plant, warehouse or distribution center (including the land upon which it is situated), purchased or constructed by the Company or any Subsidiary of the Company after the date the Separation Transaction is completed, provided that the original cost of such purchase or construction is an amount greater than 1% of Consolidated Net Tangible Assets of the Company.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture except as otherwise permitted by the provisions of this Indenture.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Rating Agency” means:
     (1) each of Moody’s and S&P, and
     (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a Substitute Rating Agency in lieu thereof.
          “Rating Event” means (i) the rating of the Notes is lowered by both Rating Agencies during the period (the “Trigger Period”) commencing on the earlier of the first public notice of (a) the occurrence of a Change of Control or (b) the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by either of the Rating Agencies) and (ii) the Notes are rated below an Investment Grade Rating by both Rating Agencies on any day during the Trigger Period. If either Rating Agency is not providing a rating of the Notes on any day during the Trigger Period for any reason, the rating of such Rating Agency shall be deemed to be below Investment Grade on such day and such Rating Agency will be deemed to have lowered its rating of the Notes during the Trigger Period.
          “Redemption Release Certificate” has the meaning assigned to such term in the Escrow Agreement.
          “Redemption Trigger Date” means 3:00 p.m. (New York City time) on May 13, 2008; provided, however, that if (1) the Separation Transaction has not occurred by 3:00 p.m. (New York City time) on May 13, 2008 and (2) the lenders under each Existing Credit Agreement under which any loans remain outstanding have agreed to postpone the time and date on which the loans under such Existing Credit Agreement are required to be prepaid if the Separation Transaction has not occurred by then to a time and date after 3:00 p.m. (New York City time) on May 13, 2008 (such later date and time, the “Extended Credit Agreement Termination Date”), then the Redemption Trigger Date shall be the earlier of (i) the Extended Credit Agreement Termination Date and (ii) 3:00 p.m. (New York City time) on July 14, 2008.
          “Reference Treasury Dealer” means each of Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC (or their respective affiliates that are primary U.S. Government securities dealers); and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, one other nationally recognized investment banking firm selected by the Company that is a primary U.S. Government securities dealer.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Registration Rights Agreement” means the Registration Rights Agreement dated April 30, 2008, among Dr Pepper Snapple Group, Inc., J.P. Morgan Securities Inc., Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Goldman, Sachs & Co., as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.
          “Regular Record Date” for the interest payable on any Interest Payment Date means the applicable date specified as a “Record Date” on the face of the Note.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
          “Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.
          “Regulation S Temporary Global Note” means a temporary Global Note substantially in the form of Exhibit A-1, Exhibit A-2 and Exhibit A-3 hereto, as the case may be, bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.
          “Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Regulation S Temporary Global Notes issued under this Indenture.
          “Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.
          “Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend.
          “Restricted Global Notes” means 144A Global Notes, IAI Global Notes and Regulation S Global Notes.
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., and its successors.

          “Securities Act” means the Securities Act of 1933, as amended.
          “Separation and Distribution Agreement” means the Separation and Distribution Agreement among Cadbury Schweppes and the Company and, solely for certain sections set forth therein, Cadbury plc.
          “Separation Transaction” means the series of transactions pursuant to which Cadbury Schweppes intends to effect a separation of the Business from its global confectionary business and other beverage business through a distribution of the common stock of the Company to shareholders of Cadbury Schweppes and a transfer of the Business to the Company pursuant to the Separation and Distribution Agreement.
          “Series” or “Series of Notes” means the Initial Series and any Additional Series.
          “Shelf Registration Statement” means a registration statement relating to the registration of Notes under Rule 415 of the Securities Act, as set forth in a Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary, or any group of Subsidiaries considered collectively in the aggregate, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act of 1933, as amended, as in effect on the Issue Date.
          “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness (including, without limitation, a scheduled repayment or a scheduled sinking fund payment), the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment hereof.
          “Subsidiary” of any specified Person means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.
          “Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes pursuant to Article 10.
          “Subsidiary Guarantor” means each Subsidiary of the Company that becomes a Subsidiary Guarantor pursuant to Section 4.12 or who otherwise executes and delivers a supplemental indenture to the Trustee providing for a Subsidiary Guarantee, and any and all successors thereto.
          “Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Board of Directors of the Company and reasonably acceptable to the Trustee) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.
          “TIA” means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder.
          “Treasury Rate” means, for any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second Business Day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

          “Unrestricted Definitive Notes” means one or more Definitive Notes that do not and are not required to bear the Private Placement Legend.
          “Unrestricted Global Notes” means one or more Global Notes that do not and are not required to bear the Private Placement Legend and are deposited with and registered in the name of the Depositary or its nominee.
          “U.S. Government Notes” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.
Section 1.02. Other Definitions.

Defined in
Term	Section
“Abandonment Announcement”	3.08(a)
“Acceleration Notice”	6.02
“Authentication Order”	2.02(d)
“Benefited Party”	10.01
“Change of Control Offer”	4.11(a)
“Change of Control Payment Date”	3.09(c)
“Covenant Defeasance”	8.03
“defeasance trust”	8.04(a)
“DTC”	2.03(b)
“Event of Default”	6.01
“Latest Special Redemption Date”	3.08(b)
“Legal Defeasance”	8.02
“losses”	7.07
“Offer Amount”	3.09(b)(ii)
“Offer Period”	3.09(b)(ii)
“Paying Agent”	2.03(a)
“Purchase Price”	3.09(b)(ii)
“Registrar”	2.03(a)
“Security Register”	2.03(a)
“Special Redemption Date”	3.08(a)
“Special Redemption Price”	3.08(a)
Section 1.03. Incorporation by Reference of Trust Indenture Act.
          (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.
          (b) The following TIA terms used in this Indenture have the following meanings:
          “indenture securities” means the Notes and the Subsidiary Guarantees;
          “indenture security holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and

          “obligor” on the Notes means the Company and any successor obligor upon the Notes.
          (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA and not otherwise defined herein have the meanings so assigned to them either in the TIA, by another statute or Commission rule, as applicable.
Section 1.04. Rules of Construction.
          (a) Unless the context otherwise requires:
     (i) a term has the meaning assigned to it;
     (ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
     (iii) “or” is not exclusive;
     (iv) words in the singular include the plural, and in the plural include the singular;
     (v) all references in this instrument to “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed;
     (vi) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     (vii) “including” means “including without limitation;”
     (viii) provisions apply to successive events and transactions; and
     (ix) references to sections of or rules under the Securities Act, the Exchange Act or the TIA shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time thereunder.
ARTICLE 2.
THE NOTES
Section 2.01. Form and Dating.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form included in Exhibit A-1 (in the case of the 2013 Notes), Exhibit A-2 (in the case of the 2018 Notes) or Exhibit A-3 (in the case of the 2038 Notes) hereto, or as may be set forth in a supplemental indenture hereto (in the case of the Notes of any Additional Series). Exhibit A-1, Exhibit A-2 and Exhibit A-3 each are hereby incorporated in and expressly made part of this Indenture. The Notes may have notations, legends or endorsements required by law, exchange rule or usage in addition to those set forth on Exhibit A-1, Exhibit A-2 or A-3, as the case may be. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The terms and provisions contained in the Notes shall constitute a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture and the Subsidiary Guarantors by execution of a supplemental indenture, expressly agree to such terms and provisions and to be bound thereby. To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1 (in the case of the 2013 Notes), Exhibit A-2 (in the case of the 2018 Notes) or Exhibit A-3 (in the case of the 2038 Notes) attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto), or as may be set forth in a supplemental indenture hereto (in the case of the Notes of any Additional Series). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 (in the case of the 2013 Notes), Exhibit A-2 (in the case of the 2018 Notes) or Exhibit A-3 (in the case of the 2038 Notes) attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto) or as may be set forth in a supplemental indenture hereto (in the case of the Notes of any Additional Series). Each Global Note shall represent such aggregate principal amount of such outstanding Notes of the applicable Series as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes of the applicable Series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented of the applicable Series thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions and transfers of interests therein. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of the applicable Series represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Corporate Trust Office of the Trustee, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Distribution Compliance Period shall be terminated upon the receipt by the Trustee of a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a Global Note, bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof). Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.
          (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Notes deposited with the Trustee, as custodian for the Depositary. Participants and Indirect Participants shall have no rights under this Indenture or any Global Note with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary, and the Depositary shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.
          (f) Certificated Notes. The Company shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 90 days after the Company receives such notice or becomes aware of such ineligibility,

(2) the Company, at its option, notifies the Trustee that it is exercising its option to cause the issuance of Definitive Notes subject to the Applicable Procedures of the Depositary, or (3) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.
          Upon the occurrence of any of the events set forth in clauses (1), (2) or (3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount of the applicable Series equal to the principal amount of the Global Notes in exchange for such Global Notes.
          In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to the expiration of the Distribution Compliance Period.
          Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.
Section 2.02. Execution and Authentication.
          (a) One Officer shall execute the Notes on behalf of the Company by manual or facsimile signature.
          (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated by the Trustee, the Note shall nevertheless be valid.
          (c) A Note shall not be entitled to any benefit under this Indenture and shall not be valid until authenticated by the manual or facsimile signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          (d) The Trustee shall, upon a written order of the Company signed by an Officer (an “Authentication Order”), authenticate the Notes for issuance and deliver the Notes specified in such Authentication Order.
          (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in such appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as the Trustee to deal with Holders, the Company or an Affiliate of the Company.
Section 2.03. Registrar and Paying Agent.
          (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register (the “Security Register”) of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
          (b) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

          (c) The Company initially appoints the Trustee to act as Registrar and Paying Agent and to act as Custodian with respect to the Global Notes, and the Trustee hereby agrees so to initially act.
Section 2.04. Paying Agent to Hold Money in Trust.
          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all funds held by it relating to the Notes to the Trustee. The Company at any time may require a Paying Agent to pay all funds held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for such funds. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all funds held by it as Paying Agent. Upon any Event of Default under Section 6.01(e) hereof relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05. Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least three Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date or such shorter time as the Trustee may allow, as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).
Section 2.06. Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in the Section 2.01(f) above, Definitive Notes shall be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable

Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of the same Series in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
          (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transferee is required by the Applicable Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.
     (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.
     (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
          (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.
     (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a “Non-U.S. Person” in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and certificates required by item (3)(d) thereof, if applicable; or
     (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
     (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (iii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(iii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.
     (iv) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted Global Note, and the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive

Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in the Global Notes.
     (i) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a “non-U.S. Person” in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications and certificates required by item (3)(d) thereof, if applicable; or
     (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.
     (ii) Transfer or Exchange of Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of

Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;
     (B) such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the holder of such Restricted Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.
     Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.
     (iii) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.
     (iv) Transfer or Exchange of Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.
     (v) Issuance of Unrestricted Global Notes. If any such exchange or transfer of a Definitive Note for a beneficial interest in an Unrestricted Global Note is effected pursuant to clause (ii)(B), (ii)(D) or (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
     (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications and certificates required by item (3) thereof, if applicable.
     (ii) Transfer or Exchange of Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:
     (A) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;
     (B) any such transfer is effected pursuant to a Shelf Registration Statement in accordance with a Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or
     (D) the Registrar receives the following:
     (1) if the holder of such Restricted Definitive Note proposes to exchange such Restricted Definitive Notes for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the holder of such Restricted Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the

Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.
     (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
          (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.
          Following the consummation of any Exchange Offer with respect to any Series of Notes, all Notes of such Series that remain outstanding (including all Exchange Notes of such Series and any Notes of such Series not exchanged for Exchange Notes of such Series) shall be treated as a single class of securities under this Indenture.
          (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
     (i) Private Placement Legend.
     (A) Except as permitted by clause (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE ‘‘RESALE RESTRICTION TERMINATION DATE’’) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF [IN THE CASE OF RULE 144A NOTES: (OR IF SECURITIES OF THE SAME SERIES HAVE THEREAFTER BEEN ISSUED, THE ORIGINAL ISSUE

DATE THEREOF)] AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A ‘‘QUALIFIED INSTITUTIONAL BUYER’’ AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ‘‘ACCREDITED INVESTOR’’ WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (G) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), (F), OR (G) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
     (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to clauses (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
     (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
     “THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.
     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF

DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (iii) Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:
     “EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE OR ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR OR CLEARSTREAM AND ONLY (1) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (2) WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF THE CASES (1) THROUGH (4) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE WILL NOTIFY ANY PURCHASER OF THIS NOTE OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.
          BENEFICIAL INTERESTS IN THIS REGULATION S TEMPORARY GLOBAL NOTE MAY BE EXCHANGED FOR INTERESTS IN A RESTRICTED GLOBAL NOTE ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S TEMPORARY GLOBAL NOTE FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS NOTE) TO THE EFFECT THAT THE REGULATION S GLOBAL NOTE IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.
          BENEFICIAL INTERESTS IN A GLOBAL TRANSFER RESTRICTED NOTE MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL NOTE, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS NOTE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION

           COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR OR CLEARSTREAM.”
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
     (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
     (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 4.11 and 9.05 hereof).
     (iii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
     (iv) Neither the Registrar nor the Company shall be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
     (v) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.
     (vi) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
     (vii) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.07. Replacement Notes.
          If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, the Holder of such Note shall provide indemnity that is sufficient, in the judgment of the Trustee or the Company, to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer in connection with such replacement. If required by the Company, or the Trustee such Holder shall reimburse the Company or the Trustee for its reasonable expenses in connection with such replacement.
          Every replacement Note issued in accordance with this Section 2.07 shall be the valid obligation of the Company, evidencing the same debt as the destroyed, lost or stolen Note, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08. Outstanding Notes.
          (a) The Notes of any Series outstanding at any time shall be the entire principal amount of Notes of such Series represented by all of the Global Notes and Definitive Notes of such Series authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those subject to reductions in beneficial interests effected by the Trustee in accordance with Section 2.06 hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note shall not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.
          (b) If a Note is replaced pursuant to Section 2.07 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced note is held by a bona fide purchaser.
          (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it shall cease to be outstanding and interest on it shall cease to accrue.
          (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date, a Purchase Date or a maturity date, funds sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09. Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
Section 2.10. Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Company may prepare and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Global Notes or Definitive Notes in exchange for temporary Notes, as applicable. After preparation of Definitive Notes, the Temporary Note will be exchangeable for Definitive Notes upon surrender of the Temporary Notes.
          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.11. Cancellation.
          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon sole direction of the Company, the Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirements of the Exchange Act or other applicable laws) unless by written order, signed by an Officer of the Company, the Company directs them to be returned to it. Certification of the destruction of all cancelled Notes shall be delivered to the Company from time to time upon request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12. Payment of Interest; Defaulted Interest.
          If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related Interest Payment Date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related Interest Payment Date and the amount of such interest to be paid.
Section 2.13. CUSIP or ISIN Numbers.
          The Company in issuing the Notes may use “CUSIP” and/or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or “ISIN” numbers in notices of redemption or Offers to Purchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or notice of an Offer to Purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or Offer to Purchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” and/or “ISIN” numbers.
Section 2.14. Additional Interest.
          If Additional Interest is payable on the Initial Notes by the Company pursuant to the Registration Rights Agreement relating to the Initial Notes and paragraph 1 of the Initial Notes (or is payable on any Additional Notes by the Company pursuant to any Registration Rights Agreement relating to such Additional Notes and the terms of such Additional Notes), the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the details of such payment.
Section 2.15. Further Issuances.
          (a) The Company may from time to time, without notice to or the consent of the Holders of the Notes of any Series, create and issue Additional Notes of any Series of Notes, having the same terms as, and ranking equally and ratably with, such Series of Notes in all respects (except with respect to the issue date, registration rights and, if applicable, the payment of interest accruing prior to the issue date of such Additional Notes and the first payment of interest following the issue date of such Additional Notes). These Additional Notes will be Guaranteed by the Subsidiary Guarantors on the same basis as the Initial Notes (in the case of any Initial Series) or the initial Notes of the applicable Additional Series (in the case of any Additional Series) and will be consolidated into and form a single Series with, and will have the same terms as to redemption, waivers, amendments or otherwise as the applicable Initial Notes (in the case of any Initial Series) or the initial Notes of the applicable Additional Series (in the case of any Additional Series), and will vote together as one class with the other Notes of the same Series on all matters with respect to the notes of such Series.
          With respect to any Additional Notes, the Company shall set forth in a Board Resolution and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
          (i) the Series and aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
          (ii) the issue price, the issue date and the CUSIP and/or ISIN number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Code, other than a de minimis original issue discount within the meaning of Section 1273 of the Code; and
          (iii) whether such Additional Notes shall be subject to the restrictions on transfer set forth in Section 2.06 hereof relating to Restricted Global Notes and Restricted Definitive Notes.
          (b) The Company may also from time to time, without notice to or the consent of the Holders of the Notes of any Series, create and issue one or more series of notes different from any of the Initial Series (any such different series, an “Additional Series”). Notes of any Additional Series may have terms different than the Notes of any Initial Series and will be treated as a separate Series of Notes under this Indenture for purposes of redemption, waivers, amendments or otherwise. Each Additional Series of Notes shall be authorized by a Board Resolution and shall be issued pursuant to a supplemental indenture hereto. With respect to any such Additional Series, the Company shall set forth in a Board Resolution, a supplemental indenture hereto and an Officers’ Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
          (i) the title of the Additional Series (which shall distinguish the Notes of that particular Series from the Notes of any other Series);
          (ii) any limit upon the aggregate principal amount of the Notes of the Additional Series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the Additional Series pursuant to Sections 2.7, 2.8, 2.11 or 3.06);
          (iii) the issue price or prices (expressed as a percentage of the principal amount thereof) at which the Notes of the Additional Series will be issued;
          (iv) the date or dates on which the principal of the Notes of the Additional Series is payable;
          (v) the rate or rates (which may be fixed or variable) per annum or, if applicable, the method used to determine such rate or rates (including, but not limited to, any commodity, commodity index, stock exchange index or financial index) at which the Notes of the Additional Series shall bear interest, if any, the date or dates from which such interest, if any, shall accrue, the date or dates on which such interest, if any, shall commence and be payable and any regular record date for the interest payable on any interest payment date;
          (vi) if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the Notes of the Additional Series may be redeemed, in whole or in part, at the option of the Company;

          (vii) the obligation, if any, of the Company to redeem or purchase the Notes of the Series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the Additional Series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
          (viii) the dates, if any, on which and the price or prices at which the Notes of the Additional Series will be repurchased by the Company at the option of the Holders thereof and other detailed terms and provisions of such repurchase obligations;
          (ix) if other than the principal amount thereof, the portion of the principal amount of the Notes of the Additional Series that shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.02;
          (x) the currency of denomination of the Notes of the Additional Series;
          (xi) the designation of the currency, currencies or currency units in which payment of the principal of and interest and premium, if any, on the Notes of the Additional Series will be made;
          (xii) if payments of principal of or interest or premium, if any, on the Notes of the Additional Series are to be made in one or more currencies or currency units other than that or those in which such Notes are denominated, the manner in which the exchange rate with respect to such payments will be determined;
          (xiii) the manner in which the amounts of payment of principal of or interest and premium, if any, on the Notes of the Additional Series will be determined, if such amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;
          (xiv) the provisions, if any, relating to any collateral provided for the Notes of the Additional Series;
          (xv) any addition to or change in the covenants set forth in Articles 4 or 5 that applies to Notes of the Additional Series;
          (xvi) any addition to or change in the Events of Default which applies to any Notes of the Additional Series and any change in the right of the Trustee or the requisite Holders of such Notes to declare the principal amount thereof due and payable pursuant to Section 6.02;
          (xvii) the terms and conditions, if any, for conversion of the Notes into or exchange of the Notes for shares of common stock or preferred stock of the Company that apply to Notes of the Additional Series;
          (xviii) any depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to Notes of such Additional Series if other than those appointed herein;
          (xix) the terms and conditions, if any, upon which the Notes of the Additional Series shall be subordinated in right of payment to other Indebtedness of the Company;
          (xx) if applicable, that the Notes of the Additional Series, in whole or any specified part, shall be defeasible pursuant to Article 8; and
          (xxi) any other terms of the Notes of the Additional Series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such Series).
          Any of the information above may be specified by reference to provisions of this Indenture which will (or will not be) applicable to such Additional Series of Notes.

Section 2.16. Record Date.
          The record date for purposes of determining the identity of Holders of Notes entitled to vote or consent to any action by vote or consent or permitted under this Indenture shall be determined as provided for in TIA § 316(c).
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01. Notices to Trustee.
          If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date (or such shorter period as allowed by the Trustee), an Officers’ Certificate setting forth (a) the applicable section of this Indenture pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.
Section 3.02. Selection of Notes to Be Redeemed.
          If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
          The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 integral multiples in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03. Notice of Redemption.
          In the case of any redemption other than a redemption pursuant to Section 3.08, at least 30 days but not more than 60 days prior to a redemption date, the Company or the Trustee at the Company’s request shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at such Holder’s registered address appearing in the Security Register.
          The notice shall identify the Notes to be redeemed and shall state:
          (a) the amount of Notes of any Series to be redeemed;
          (b) any conditions applicable to the redemption;
          (c) the redemption date;
          (d) the appropriate method for calculation of the redemption price, but need not include the redemption price itself; the actual redemption price shall be set forth in an Officers’ Certificate delivered to the Trustee no later than two Business Days prior to the redemption date unless clause (2) of the definition of

“Comparable Treasury Price” is applicable, in which case such Officers’ Certificate should be delivered on the redemption date;
          (e) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
          (f) the name and address of the Paying Agent;
          (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
          (h) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
          (i) the applicable section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
          (j) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.
          At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days (or such shorter period allowed by the Trustee), prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice (in the name and at the expense of the Company) and setting forth the information to be stated in such notice as provided in this Section 3.03.
Section 3.04. Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 or 3.08 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price, subject in the case of any redemption pursuant to Section 3.03 to any conditions applicable to such redemption set forth in the notice. The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Unless the Company defaults in the payment of the redemption price, on and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.
Section 3.05. Deposit of Redemption Price.
          On or prior to 11:00 a.m. Eastern time on the Business Day prior to any redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and, if applicable, accrued and unpaid interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly, and in any event within two Business Days after the redemption date, return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest, if any, on, all Notes to be redeemed.
          If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption in accordance with Section 3.03 hereof, whether or note such Notes are presented for payment. If a Note is redeemed on or after a Regular Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such Regular Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06. Notes Redeemed in Part.
          Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
Section 3.07. Optional Redemption.
          (a) At any time and from time to time, the Notes of each Initial Series shall be redeemable, as a whole or in part, at the Company’s option, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed discounted to the date of redemption on a semiannual basis, (assuming a 360-day year consisting of twelve 30-day months), at the Treasury Rate plus 45 basis points, in the case of the 2013 Notes, 45 basis points in the case of the 2018 Notes, or 45 basis points, in the case of the 2038 Notes, in each case plus accrued and unpaid interest thereon to, but not including, the redemption date.
          (b) The Notes of any Additional Series shall be subject to the optional redemption provisions, if any, set forth in the supplemental indenture related thereto.
Section 3.08. Special Mandatory Redemption.
          (a) If (i) the Escrow Agent receives on or prior to the Redemption Trigger Date a Redemption Release Certificate pursuant to Section 5(b)(i) of the Escrow Agreement certifying that Cadbury Schweppes has publicly announced (the “Abandonment Announcement”) that it has determined to abandon the Separation Transaction prior to the Redemption Trigger Date or (ii) the Escrow Agent has not received, on or prior to the Redemption Trigger Date, (A) a Company Release Certificate from the Company pursuant to Section 5(a) of the Escrow Agreement certifying that the Separation Transaction has occurred and that certain other documentation closing conditions set forth therein have been met or (B) a Redemption Release Certificate pursuant to Section 5(b)(i) of the Escrow Agreement, then, in the case of either clause (i) or (ii), the Company shall be required to redeem the Initial Notes pursuant to this Section 3.08. On the Business Day following written notice from the Escrow Agent to the Trustee pursuant to the Escrow Agreement of the events specified in either clause (i) or (ii) of the foregoing sentence, the Trustee shall, on behalf of the Company, notify each Holder in accordance with the provisions of paragraph (b) of this Section 3.08 that all of the outstanding Initial Notes shall be redeemed on the date which is seven days from the earlier of the date of the Abandonment Announcement and the Redemption Trigger Date (the “Special Redemption Date”). On the Special Redemption Date, if the Trustee gives the notice as provided in the foregoing sentence, the Company shall redeem the Initial Notes at a redemption price of 101% of the aggregate principal amount of the Initial Notes, plus accrued and unpaid interest from the Issue Date to but excluding the Special Redemption Date (the “Special Redemption Price”).
          (b) The Trustee shall mail, by first class mail, any notice required to be delivered pursuant to paragraph (a) above to each Holder whose Notes are to be redeemed pursuant to this Section 3.08 at such Holder’s registered address appearing in the Security Register.
          Each notice shall identify the Notes to be redeemed and shall state:
(i) the Special Redemption Date;
(ii) the Special Redemption Price;
(iii) the name and address of the Paying Agent;
(iv) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(v) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Special Redemption Date;
(vi) that the Notes called for redemption are being redeemed pursuant to this Section 3.08 of this Indenture; and
(vii) that no representation is made as to the correctness of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.
Section 3.09. Offer to Purchase.
          (a) Within 30 days following the date upon which any Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control, the Company shall follow the procedures specified below.
          (b) The Company shall send, by first-class mail, with a copy to the Trustee, to each Holder at such Holder’s address appearing in the Security Register, a notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer, stating:
     (i) that a Change of Control Triggering Event has occurred or is pending, the circumstances and relevant facts regarding the Change of Control Triggering Event or pending Change of Control Triggering Event and, in the case of a notice that is mailed prior to the date of consummation of the Change of Control, that the pending Change of Control Offer is conditioned on the Change of Control being consummated on or prior to the Change of Control Payment Date (as defined below);
     (ii) the principal amount of Notes required to be purchased pursuant to Section 4.11 (the “Offer Amount”), the purchase price of the Notes as set forth in Section 4.11 (the “Purchase Price”), and the offering period for which Holders may tender their Notes for payment, which offering period shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the “Offer Period”);
     (iii) except as provided in clause (ix), that all Notes timely tendered and not withdrawn shall be accepted for payment;
     (iv) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (v) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;
     (vi) that Holders electing to have a Note purchased pursuant to an Change of Control Offer may elect to have Notes purchased in minimum denominations or $2,000 and integral multiples of $1,000 in excess thereof only;
     (vii) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the Change of Control Offer, or transfer their Notes to the Paying Agent by book-entry transfer pursuant to the Applicable Procedures of the Paying Agent, prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
     (viii) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (ix) that Holders whose Notes are purchased in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and
     (x) any other procedures the Holders must follow in order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.
          (c) No later than five Business Days after the termination of the Offer Period (the “Change of Control Payment Date) the Company shall purchase the Offer Amount, or if less than the Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer, but in no event shall the Change of Control Payment Date be earlier than 30 days or later than 60 days from the mailing of the Change of Control Offer, other than as required by law. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Payment Date.
          (d) On or prior to the Change of Control Payment Date, the Company shall, to the extent lawful:
     (i) accept for payment, the Offer Amount of Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer, or if less than the Offer Amount has been tendered, all Notes tendered;
     (ii) deposit with the Paying Agent funds in an amount equal to the Purchase Price in respect of all Notes or portions of Notes properly tendered; and
     (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company and that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.
          (e) The Paying Agent (or the Company, if acting as the Paying Agent) shall promptly deliver to each tendering Holder the Purchase Price. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided, however, that each such new Note shall be in a principal amount of $2,000 or larger multiples of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.
          (f) If the Change of Control Payment Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.
          (h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions herein, the Company will comply with those securities laws and regulations and will not be deemed to have breached its obligations under this Section 3.09 or Section 4.11 or the Notes by virtue of any such conflict.
          (i) Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Section 3.01 through 3.06 hereof.

ARTICLE 4.
COVENANTS
Section 4.01. Payment of Notes.
          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on, the Notes on the dates and in the manner provided in this Indenture and the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Such Paying Agent shall return to the Company promptly, and in any event, no later than five Business Days following the date of payment, any money (including accrued interest) that exceeds such amount of principal, premium, if any, and interest paid on the Notes. The Company shall pay Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in a Registration Rights Agreement, the Notes and this Indenture. Interest payable on any Interest Payment Date or the maturity date of any Note shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the Issue Date, if no interest has been paid or duly provided for with respect to such Note) to, but excluding, such Interest Payment Date or maturity date, as the case may be. If any Interest Payment Date or the maturity date for any Note falls on a day that is not a Business Day, the interest payment and, if the maturity date, the payment of principal will be made on the next succeeding day that is a Business Day as if it were made on the date such payment was due, and no interest on such payment shall accrue for the period from and after the scheduled Interest Payment Date or maturity date to the next succeeding Business Day.
          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, on any Note from time to time on demand at a rate equal to the rate then in effect for such Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful.
          Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
Section 4.02. Maintenance of Office or Agency.
          (a) The Company shall maintain in the continental United States, an office or agency (which may be an office or drop facility of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be presented or surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Company hereby designates the Corporate Trust Office of the Trustee, as one such office, drop facility or agency of the Company in accordance with Section 2.03 hereof.
Section 4.03. Reports.
          The Company shall:

          (a) furnish to the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company files with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;
          (b) comply with the other provisions of TIA § 314(a); and
          (c) furnish (or cause the Trustee to furnish) to Holders of Notes, and prospective investors upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Notes are not freely transferable under the Securities Act.
Section 4.04. Compliance Certificate.
          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company, the Subsidiary Guarantors and their respective Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company, the Subsidiary Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company, the Subsidiary Guarantors and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
          (b) The Company shall otherwise comply with TIA § 314(a)(2).
          (c) The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of such event, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
Section 4.05. Taxes.
          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments and governmental levies, except such as are being contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06. Stay, Extension and Usury Laws.
          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.
          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance the organizational documents (as the same may be amended from time to time) of the Company.
Section 4.08. Payments for Consent.
          The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to or for the benefit of any Holder of the Notes of any Series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes of such Series unless such consideration is offered to be paid and is paid to all Holders of the Notes of such Series that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
Section 4.09. Limitation on Secured Indebtedness.
          The Company shall not, and shall not permit any of its Subsidiaries to, incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property, whether now owned or hereafter acquired by the Company or any Subsidiary of the Company, without effectively providing that the outstanding Notes and the Subsidiary Guarantees (together with, if the Company shall so determine, any other Indebtedness of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Notes or the Subsidiary Guarantees) shall be secured equally and ratably with (or prior to) such secured Indebtedness so long as such secured Indebtedness shall be so secured. The foregoing restrictions do not apply to:
          (a) Permitted Encumbrances;
          (b) Liens on any asset or property existing at the date of this Indenture, provided that
     (i) such Liens shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and
     (ii) such Liens shall secure only those obligations which it secures on the date of this Indenture and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (c) Liens on any asset or property of any corporation or other Person existing at the time such corporation or other Person becomes a Subsidiary of the Company or is merged with or into or consolidated with the Company or any Subsidiary of the Company, provided that
     (i) such Liens were in existence prior to such corporation or other Person becoming a Subsidiary of the Company or such merger or consolidation and shall not apply to any other property or asset of the Company or any Subsidiary of the Company (other than the proceeds or products of the property or asset originally subject to such Liens), and
     (ii) such Liens shall secure only those obligations which it secures on the date that such corporation or other Person becomes a Subsidiary of the Company or the date of such merger or consolidation, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;
          (d) Liens securing Indebtedness of:
     (i) a Subsidiary of the Company to the Company or a Subsidiary Guarantor,

     (ii) the Company to a Subsidiary Guarantor, or
     (iii) a Subsidiary Guarantor to the Company or another Subsidiary Guarantor;
          (e) Liens on any property or asset to secure the payment of all or any part of the purchase price of such property or asset upon the acquisition of such property or asset by the Company or a Subsidiary of the Company or to secure any Indebtedness incurred prior to, at the time of, or within 270 days after, the later of the date of acquisition of such property or asset and the date such property or assets is placed in service, for the purpose of financing all or any part of the purchase price thereof, or Liens to secure any Indebtedness incurred for the purpose of financing the cost to the Company or a Subsidiary of the Company of construction, alteration or improvement to such acquired property or asset;
          (f) Liens securing industrial revenue bonds, pollution control bonds or other similar tax-exempt bonds;
          (g) any other Liens incidental to construction or maintenance of real property of the Company or any Subsidiary of the Company which were not incurred in connection with borrowing money or obtaining advances or credits or the acquisition of property or assets and in the aggregate do not materially impair the use of any property or assets or which are being contested in good faith by the Company or such Subsidiary; or
          (h) any extension, renewal or replacement (including successive extensions, renewals or replacements), as a whole or in part, of any of the Liens enumerated in clauses (a) through (g) above; provided, however, that
     (i) such extension, renewal or replacement Liens are limited to all or part of the same property or asset that secured the Liens extended, renewed, or replaced (plus improvements on such property or asset) and
     (ii) the principal amount of Indebtedness secured by such Liens at such time is not increased.
          Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries will be permitted to incur, issue, assume or guarantee Indebtedness secured by a Lien on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Notes and the Subsidiary Guarantees, if as of the time of such incurrence, issuance, assumption or guarantee, after giving effect thereto, the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property (not including Indebtedness secured by Liens permitted under clauses (a) through (h) above), together (without duplication) with the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions entered into pursuant to the final paragraph of the Section 4.10, does not at the time exceed 15% of Consolidated Net Tangible Assets of the Company calculated as of the time of such incurrence, issuance, assumption or guarantee of secured Indebtedness.
Section 4.10. Limitation on Sale and Leaseback Transactions.
          The Company shall not directly or indirectly, and shall not permit any of its Subsidiaries directly or indirectly to, engage in the sale or transfer of any Principal Property to a Person and the taking back by the Company or any of its Subsidiaries, as the case may be, of a lease of such Principal Property, whether now owned or hereafter acquired, unless:
          (a) such transaction was entered into prior to date of this Indenture;
          (b) such transaction was for the sale and leasing back to the Company by any one of its Subsidiaries;

          (c) such transaction involves a lease for not more than three years;
          (d) such transaction occurs within six months from the date of acquisition of the subject Principal Property or the date of the completion of construction or commencement of full operations of such Principal Property, whichever is later;
          (e) the Company or such Subsidiary would be entitled to incur Indebtedness secured by a Lien with respect to such sale and lease-back transaction without equally and ratably securing the notes pursuant to the provisions described in clauses (a) through (h) of Section 4.09; or
          (f) the Company or such Subsidiary applies an amount equal to the net proceeds from the sale of such Principal Property to the purchase of other property or assets used or useful in its business or to the retirement of Funded Debt within 270 days before or after the effective date of any such sale and leaseback transaction; provided that, in lieu of applying such amount to the retirement of Funded Debt, the Company or such Subsidiary may deliver Notes to the trustee for cancellation, such Notes to be credited to the amount of net proceeds from the sale of such property or assets at the cost of acquisition of such Notes to the Company or such Subsidiary.
          Notwithstanding the restrictions set forth in the preceding paragraph, the Company and its Subsidiaries may enter into any sale and leaseback transaction which would otherwise be prohibited by the foregoing restrictions, if as of the time of entering into such sale and leaseback transaction, after giving effect thereto, the aggregate amount of all Attributable Debt with respect to sale and leaseback transactions (not including Attributable Debt with respect to sale and leaseback transactions permitted under clauses (a) through (e) above), together (without duplication) with the aggregate principal amount of all Indebtedness secured by Liens on any Principal Property or on any Capital Stock or Indebtedness of any Subsidiary of the Company owning any Principal Property outstanding pursuant to the final paragraph of Section 4.09, does not at the time exceed 15% of Consolidated Net Tangible Assets of the Company calculated as of the time of entry into of such sale and leaseback transaction.
Section 4.11. Repurchase at the Option of Holders Upon a Change of Control.
          (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes under Section 3.07, the Company shall be required to make an offer (the “Change of Control Offer”) to each Holder of Notes to repurchase all or a portion (equal to $2,000 or an integral multiple or $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in this Section 4.11 and pursuant to the provisions of Section 3.09. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (b) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event conditional upon such Change of Control.
Section 4.12. Future Subsidiary Guarantors.
          The Company shall cause any Subsidiary of the Company that Guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreement) to at the same time, execute and deliver to the Trustee a supplement to this Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture. Thereafter, such Subsidiary shall be a Subsidiary Guarantor for all purposes of this Indenture until such Subsidiary Guarantee is released in accordance with the provisions of this Indenture.

ARTICLE 5.
SUCCESSORS
Section 5.01. Consolidation, Merger or Sale of Assets
          The Company shall not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its assets to any Person or Persons in a single transaction or through a series of transactions, unless:
          (a) the Company shall be the successor or continuing Person or, if the Company is not the successor or continuing Person, the resulting, surviving or transferee Person (the “surviving entity”) is a company organized and existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes all of the Company’s obligations under the Notes and this Indenture pursuant to a supplement hereto executed and delivered to the Trustee;
          (b) immediately after giving effect to such transaction or series of transactions, no Event of Default has occurred and is continuing; and
          (c) the Company or the surviving entity shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that the transaction or series of transactions and any supplement hereto complies with the terms of this Indenture.
          If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of the Company’s assets occurs in accordance with the terms hereof, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such surviving entity had been named as the Company. The Company shall (except in the case of a lease) be discharged from all obligations and covenants under this Indenture and any Notes issued hereunder. Notwithstanding the foregoing, the Company may merge or consolidate into or with any Subsidiary Guarantor.
ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01. Events of Default.
Each of the following constitutes an “Event of Default” with respect to the Notes of any Series:
          (a) default in paying interest on the Notes when it becomes due and the default continues for a period of 30 days or more;
          (b) default in paying principal, or premium, if any, on the Notes when due;
          (c) default in the performance, or breach, of any covenant in this Indenture (other than defaults specified in clause (a) or (b) above) and the default or breach continues for a period of 90 days or more after the Company receives written notice from the Trustee or the Trustee receives notice from the Holders of at least 25% in aggregate principal amount of the outstanding Notes (including any Additional Notes) of such Series;
          (d) a default on any Indebtedness of the Company or a Subsidiary Guarantor which default results in the acceleration of such Indebtedness in an amount in excess of $100 million without such Indebtedness having been discharged or the acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice thereof to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the outstanding Notes (including any Additional Notes) of such Series;

          (e) the Company or any Significant Subsidiary of the Company, or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences a voluntary case or gives notice of intention to make a proposal under any Bankruptcy Law;
     (ii) consents to the entry of an order for relief against it in an involuntary case or consents to its dissolution or winding up;
     (iii) consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) admits in writing its inability to pay its debts as they become due or otherwise admits its insolvency
          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company or any Significant Subsidiary of the Company, or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, in an involuntary case;
     (ii) appoints a receiver, interim receiver, receiver and manager, liquidator, trustee or custodian of the Company or any Significant Subsidiary of the Company, or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, or for all or substantially all of the property of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company; or
     (iii) orders the liquidation of the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company; and
          (g) the Subsidiary Guarantee of a Significant Subsidiary of the Company ceases to be, or the Subsidiary Guarantees of any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company cease to be, in full force and effect (other than in accordance with the terms of this Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary of the Company denies or disaffirms its obligations under its Subsidiary Guarantee, or any group of Subsidiaries of the Company that are Subsidiary Guarantors constituting a Significant Subsidiary of the Company deny or disaffirm their obligations under their Subsidiary Guarantees.
Section 6.02. Acceleration.
          If any Event of Default (other than those of the type described in Section 6.01(e) or (f) with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company) occurs with respect to any Series of the Notes and is continuing, then the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes of that Series shall, declare the principal of all the Notes of that Series, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable.

          In the case of an Event of Default with respect to any Series of Notes specified in Section 6.01(e) or (f) with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, all outstanding Notes of such Series shall become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder. Holders may not enforce this Indenture or the Notes except as provided in this Indenture.
Section 6.03. Other Remedies.
          If an Event of Default with respect to the Notes of any Series occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies shall be cumulative to the extent permitted by law.
Section 6.04. Waiver of Defaults.
          After a declaration of acceleration described above or any automatic acceleration under Section 6.01(e) or (f) with respect to the Notes of any Series, the Holders of a majority in principal amount of outstanding Notes of such Series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal and interest on the Notes of that Series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree.
          The Holders of at least a majority in aggregate principal amount of the Notes of any Series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes of such Series, waive any existing Default or Event of Default with respect to such Series, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes of such Series and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. Upon such waiver with respect to the Notes of any Series, such Default or Event of Default shall cease to exist with respect to such Series of Notes and shall be deemed to have been cured with respect to such Series of Notes for every purpose under this Indenture.
Section 6.05. Control by Majority.
          Subject to Section 7.01, Section 7.02(f) (including the Trustee’s receipt of the security or indemnification described therein) and Section 7.07 hereof, if an Event of Default with respect to the Notes of any Series shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes of such Series or that would involve the Trustee in personal liability.
Section 6.06. Limitation on Suits.
          No Holder of a Note of any Series shall have any right to institute any proceeding with respect to this Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:
          (a) such Holder has previously given to the Trustee written notice of a continuing Event of Default or the Trustee receives the notice from the Company;

          (b) Holders of at least 25% in aggregate principal amount of the Notes of such Series then outstanding have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as trustee; and
          (c) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.
          The preceding limitations shall not apply to a suit instituted by a Holder for enforcement of payment of principal of, and premium, if any, or interest on, a Note on or after the respective due dates for such payments set forth in such Note.
          A Holder may not use this Indenture to affect, disturb or prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.07. Rights of Holders to Receive Payment.
          Notwithstanding any other provision of this Indenture (including Section 6.06), the right of any Holder to receive payment of principal, premium, if any, and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08. Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest then due and owing (together with interest on overdue principal and, to the extent lawful, interest) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          Section 6.09. Trustee May File Proofs of Claim.
          The Trustee shall be authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, moneys, securities and any other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.
          If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
          First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
          Second: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and
          Third: to the Company or to such party as a court of competent jurisdiction shall direct, including any Subsidiary Guarantor.
          The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.
Section 6.11. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 shall not apply to a suit by the Trustee, a suit by the Company, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7.
TRUSTEE
Section 7.01. Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02. Rights of Trustee.
          Subject to TIA § 315:
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in any such document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (d) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
          (e) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company or the Holders of 25% in aggregate principal amount of the outstanding Notes, and such notice references the specific Default or Event of Default, the Notes and this Indenture.
          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its power and duties hereunder.

          (g) The Trustee shall have no duty to inquire as to the performance of the Company’s covenants herein.
          (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
Section 7.03. Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11 hereof.
Section 7.04. Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05. Notice of Defaults.
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 60 days after it occurs, unless the Default was already cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee can withhold giving notice to the Holders if a committee of its Responsible Officers in good faith determines that withholding of notice is in the interests of the Holders.
Section 7.06. Reports by Trustee to Holders.
          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and any delisting thereof.
Section 7.07. Compensation and Indemnity.
          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as the Company and Trustee shall agree in writing from time to time.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

          The Company shall indemnify the Trustee (in its capacity as Trustee) or any predecessor Trustee (in its capacity as Trustee) against any and all losses, claims, damages, penalties, fines, liabilities or expenses, including incidental and out-of-pocket expenses and reasonable attorneys fees (for purposes of this Article, “losses”) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent such losses may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations under this Section 7.07, to the extent the Company has been prejudiced thereby. The Company shall defend the claim, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel if the Trustee has been reasonably advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Company and in the reasonable judgment of such counsel it is advisable for the Trustee to engage separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss incurred by the Trustee through the Trustee’s own willful misconduct, gross negligence or bad faith.
          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and payment in full of the Notes through the expiration of the applicable statute of limitations.
          To secure the Company’s payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, premium, if any, and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) and (f) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
Section 7.08. Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
          The Trustee may resign in writing at any time upon 30 days’ prior notice to the Company and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:
          (a) the Trustee fails to comply with Section 7.10 hereof;
          (b) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
          (c) a custodian or public officer takes charge of the Trustee or its property; or
          (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes.  Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          In the case of an appointment hereunder of a separate or successor Trustee with respect to the Notes, the Company, the Subsidiary Guarantors, any retiring Trustee and each successor or separate Trustee with respect to the Notes shall execute and deliver a supplement to this Indenture (1) which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of any retiring Trustee with respect to the Notes as to which any such retiring Trustee is not retiring shall continue to be vested in such retiring Trustee and (2) that shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such separate, retiring or successor Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any such other Trustee.
Section 7.09. Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or banking association, the successor corporation or banking association without any further act shall, if such successor corporation or banking association is otherwise eligible hereunder, be the successor Trustee.
Section 7.10. Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a Person organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million (or a wholly-owned subsidiary of a bank or trust company, or of a bank holding company, the principal subsidiary of which is a bank or trust company having a combined capital and surplus of at least $50.0 million) as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
Section 7.11. Preferential Collection of Claims Against Company.
          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.
          The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any Series upon compliance with the conditions set forth in this Article 8.
Section 8.02. Legal Defeasance and Discharge.
          Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02 with respect to the Notes of any Series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes of such Series on the date the conditions set forth below are satisfied with respect to such Series (hereinafter, “Legal Defeasance”) and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to the Notes of such Series. For this purpose, Legal Defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of the applicable Series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under the Notes of such Series and this Indenture (including any Subsidiary Guarantees set forth herein) with respect to the Notes of such Series (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes of such Series to receive solely from the trust fund described in Section 8.04, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, or interest on such Notes when such payments are due, (b) the Company’s obligations with respect to such Notes of such Series under Article 2 and Section 4.02, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (d) this Article 8. If the Company exercises under Section 8.01 the option applicable to this Section 8.02 with respect to the Notes of any Series, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes of the applicable Series may not be accelerated because of an Event of Default. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03. Covenant Defeasance.
          Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03 with respect to the Notes of any Series, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.09, 4.10, 4.11, 4.12 and 5.01(b) hereof, with respect to the outstanding Notes of such Series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”) and each Subsidiary Guarantor shall be released from all of its obligations under its Subsidiary Guarantee with respect to such covenants in connection with such outstanding Notes of such Series and the Notes of such Series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders of such Series (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that Notes of such Series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of any Series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 with respect to the Notes of such Series, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. If the Company exercises under Section 8.01 the option applicable to this Section 8.03 with respect to the Notes of any such Series, subject to the satisfaction of the conditions set forth in Section 8.04, payment of the Notes of the applicable Series may not be accelerated because of an Event of Default specified in Section 6.01(c) hereof (other than an Event of Default specified in Section 6.01(c) resulting from a default in the performance, or breach of, Section 5.01 (other than Section 5.01(b)).
Section 8.04. Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes of any Series.
          The Legal Defeasance or Covenant Defeasance may be exercised with respect to the Notes of any Series only if:
          (a) the Company irrevocably deposits with the Trustee, in trust (the “defeasance trust”), for the benefit of the Holders of the Notes of the applicable Series, cash in U.S. dollars, non-callable U.S. Government Notes, or a combination of cash in U.S. dollars and non-callable U.S. Government Notes, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal, premium, if any, and interest on the outstanding Notes on the Stated Maturity;
          (b) in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) subsequent to the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes of the applicable Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
          (c) in the case of Covenant Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exceptions, the Holders of the outstanding Notes of the applicable Series will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
          (d) no Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens in connection therewith);
          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound (other than resulting from the borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and the granting of Liens in connection therewith);
          (f) the Company shall deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company with the intent of defeating, hindering, delaying or defrauding such other creditors; and
          (g) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, (which Opinion of Counsel may be subject to customary assumptions and exceptions) each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Cash and U.S. Government Notes to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06, all cash and non-callable U.S. Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes of the applicable Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Notes deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of the applicable Series.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any cash or non-callable U.S. Government Notes held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee (which may be the certification delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06. Repayment to Company.
          The Trustee shall promptly, and in any event, no later than five (5) Business Days, pay to the Company after request therefor, any excess money held with respect to the Notes of the applicable Series at such time in excess of amounts required to pay any of the Company’s Obligations then owing with respect to such Notes.
          Subject to any applicable law, any cash or non-callable U.S. Government Notes deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such cash and securities, and all liability of the Company as trustee thereof, shall thereupon cease.
Section 8.07. Reinstatement.
          If the Trustee or Paying Agent is unable to apply any cash or non-callable U.S. Government Notes in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Notes of the applicable Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such cash and securities in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from the cash and securities held by the Trustee or Paying Agent.
ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 of this Indenture, this Indenture (including the Subsidiary Guarantees set forth herein) and the Notes may be modified without the consent of any Holder of Notes in order to:
          (a) cure any ambiguity, omission, defect or inconsistency, provided that the interests of the Holders of Notes are not adversely affected in any material respect;
          (b) add Events of Default for the Notes of any Series;
          (c) provide for the issuance of Notes of any Additional Series, or of Additional Notes of any Series;
          (c) provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the discharge of the Company upon such assumption provided that Section 5.01 is complied with;
          (d) add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes of any Series;
          (e) add Subsidiary Guarantors or additional Subsidiary Guarantors or additional obligors with respect to the Notes of any Series;
          (f) release a Subsidiary Guarantor upon the satisfaction of all conditions for release of such Subsidiary Guarantor as provided under this Indenture;
          (g) secure the Notes of any Series;
          (h) add or appoint a successor or separate Trustee;
          (i) make any other change that does not adversely affect the interests of any Holder of Notes; or
          (j) obtain or maintain the qualification of this Indenture under the Trust Indenture Act.
Section 9.02. With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including the Subsidiary Guarantees set forth herein) and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, of each Series then outstanding affected by the amendment or supplement voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes, including Additional Notes, if any, of each Series then outstanding voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
          Without the consent of each Holder, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
          (a) reduce the principal amount, or extend the fixed maturity, of the Notes, alter or waive the redemption provisions of the Notes;

          (b) change the place of payment or currency in which principal, any premium or interest is paid;
          (c) reduce the percentage in principal amount outstanding of Notes of any Series which must consent to an amendment, supplement or waiver or consent to take any action;
          (d) impair the right to institute suit for the enforcement of any payment on the Notes;
          (e) waive a payment default with respect to the Notes or any Subsidiary Guarantor;
          (f) reduce the interest rate or extend the time for payment of interest on the Notes; or
          (g) adversely affect the ranking of the Notes of any Series.
          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any supplemental indenture. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 120 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby to such Holder’s address appearing in the Security Register a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
Section 9.03. Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.
Section 9.04. Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion thereof that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver shall become effective in accordance with its terms and thereafter shall bind every Holder.
Section 9.05. Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06. Trustee to Sign Amendments, etc.
          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  None of the Company nor any Subsidiary Guarantor may sign an amendment or supplemental indenture until its board of directors (or committee serving a similar function) approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amended or supplemental indenture is the legal, valid and binding obligations of the Company enforceable against it in accordance with its terms, subject to customary exceptions and that such amended or supplemental indenture complies with the provisions hereof (including Section 9.03).
ARTICLE 10.
GUARANTEES
Section 10.01. Subsidiary Guarantee.
          Subject to this Article 10, the Subsidiary Guarantors hereby unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns: (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, subject to any applicable grace period, whether at Stated Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on the overdue principal of and premium, if any, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee under this Indenture, the Registration Rights Agreement or any other agreement with or for the benefit of the Holders or the Trustee, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration pursuant to Section 6.02, redemption or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          Each Subsidiary Guarantor hereby agrees that its obligations with regard to its Subsidiary Guarantee shall be joint and several, unconditional, irrespective of the validity or enforceability of the Notes or the obligations of the Company under this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company or any other obligor with respect to this Indenture, the Notes or the Obligations of the Company under this Indenture or the Notes, any action to enforce the same or any other circumstances (other than complete performance) which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and in this Indenture.
          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 6.02 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby and (y) in the event of any declaration of acceleration of such obligations as provided in Section 6.02 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all guaranteed obligations under this Indenture to contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment.
Section 10.02. Limitation on Subsidiary Guarantor Liability.
          (a) Each Subsidiary Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Subsidiary Guarantors hereby irrevocably agree that each Subsidiary Guarantor’s liability shall be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor under the guarantee, but shall be limited to the lesser of (a) the aggregate amount of the Company’s obligations under the Notes and this Indenture or (b) the amount, if any, which would not have (1) rendered the Subsidiary Guarantor “insolvent” (as such term is defined in the Federal Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) or (2) left it with unreasonably small capital at the time its guarantee with respect to the Notes was entered into, after giving effect to the incurrence of existing Indebtedness immediately before such time; provided, however, it shall be a presumption in any lawsuit or proceeding in which a Subsidiary Guarantor is a party that the amount guaranteed pursuant to the Subsidiary Guarantee with respect to the Notes is the amount described in clause (a) above unless any creditor, or representative of creditors of the Subsidiary Guarantor, or debtor in possession or Trustee in bankruptcy of the Subsidiary Guarantor, otherwise proves in a lawsuit that the aggregate liability of the Subsidiary Guarantor is limited to the amount described in clause (b).
          (b) In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the proviso of Section 10.2(a), the right of each Subsidiary Guarantor to contribution from other Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.
Section 10.03. Execution and Delivery of Supplemental Indentures by Subsidiary Guarantors.
          The Company hereby agrees that it shall cause each Person that becomes obligated to provide a Subsidiary Guarantee pursuant to Section 4.12 to execute a supplemental indenture in the form of Exhibit E hereto, or in any other form and substance reasonably satisfactory to the Trustee, pursuant to which such Person provides the guarantee set forth in this Article 10 and otherwise assumes the obligations and accepts the rights of a Subsidiary Guarantor under this Indenture, in each case with the same effect and to the same extent as if such Person had been named herein as a Subsidiary Guarantor. Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding that it has not endorsed a notation of its Subsidiary Guarantee on any Note. If an Officer or officer of any Subsidiary Guarantor whose signature is on this Indenture or any supplemental indenture no longer holds that office at the time the Trustee authenticates any Note, the Subsidiary Guarantee of each Subsidiary Guarantor shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.
Section 10.04. Subsidiary Guarantors May Consolidate, etc., on Certain Terms.
          (a) Except as otherwise provided in Section 10.05 in connection with any release and discharge of a Subsidiary Guarantor, no Subsidiary Guarantor may consolidate or combine with or merge with or into (whether or not such Subsidiary Guarantor is the surviving person) or sell or convey all or substantially all of its assets to another Person whether or not affiliated with such Subsidiary Guarantor, unless the Person formed by or surviving any such consolidation, combination or merger or the Transferee Person (in each case if other than a Subsidiary Guarantor or the Company) unconditionally assumes all the obligations of such Subsidiary Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and any Registration Rights Agreements on the terms set forth herein or therein.
          In case of any such consolidation, merger, combination, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee under this Indenture and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor Person shall become a Subsidiary Guarantor (and succeed to and be substituted for the predecessor to the extent of any release and discharge of such predecessor pursuant to Section 10.05) with the same effect as if it had been named herein as a Subsidiary Guarantor.
          (b) Notwithstanding clause (a) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation, combination or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of all or substantially all of the assets of a Subsidiary Guarantor to the Company or another Subsidiary Guarantor.
Section 10.05. Releases Following Certain Events
          The Subsidiary Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged, without the consent of the Holders, and no further action by the Company, any Subsidiary Guarantor or the Trustee shall be required for such release (unless the Company shall notify the Trustee that no release and discharge shall occur as a result thereof) upon:
        (a) the sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor to a Person other than the Company or any Subsidiary of the Company as permitted by this Indenture;
        (b) the concurrent release of such Subsidiary Guarantor from all of its obligations under its guarantee of any Indebtedness of the Company other than the Notes; or
        (c) the exercise by the Company of its legal defeasance option under Section 8.02 with respect to the Notes of any Series then outstanding or the discharge of the Company’s obligations under this Indenture in accordance with the terms of Section 11 with respect to the Notes of any Series then outstanding, provided that any release and discharge pursuant to this clause (c) shall only be with respect to the Notes of the Series subject to such legal defeasance or discharge.
          Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee (or not released with respect to its Subsidiary Guarantee of the Notes of all Series then outstanding, as the case may be) shall remain liable for the full amount of principal of and interest on the Notes (or the Notes of the Series then outstanding not subject to Legal Defeasance or discharge, as the case may be) and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11.
SATISFACTION AND DISCHARGE
Section 11.01. Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect with respect to any Series of Notes, except as to surviving rights of registration of transfer or exchange of such Notes, as to all Notes issued hereunder, when:

          (a) either:
     (i) all Notes of such Series that have been previously authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has previously been deposited in trust or segregated and held in trust by the Company and is thereafter repaid to the Company or discharged from the trust) have been delivered to the Trustee for cancellation; or
     (ii) (A) all Notes of such Series that have not been previously delivered to the Trustee for cancellation, have become due and payable by reason of the giving of notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption and redeemed within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company, and the Company or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable U.S. Government Notes, or a combination of cash in U.S. dollars and non-callable U.S. Government Notes, in such amounts as shall be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such Series not previously delivered to the Trustee for cancellation or redemption for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date; (B) the Company has paid or caused to be paid all sums payable by the Company with respect to the Notes of such Series; and (C) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes of such Series at Stated Maturity or on the redemption date, as the case may be;
     in the case of either clause (i) or (ii):
     (x) no Default or Event of Default with respect to such Series shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; and
     (y) the Company shall have delivered to the Trustee an Officers’ Certificate and Opinion of Counsel stating that all conditions precedent relating to the satisfaction and discharge of this Indenture with respect to such Series of Notes have been satisfied.
Section 11.02. Deposited Cash and U.S. Government Notes to be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06, all cash and non-callable U.S. Government Notes (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.02, the “Trustee”) pursuant to Section 11.01 hereof in respect of the outstanding Notes of any Series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest but such cash and securities need not be segregated from other funds except to the extent required by law.
ARTICLE 12.
MISCELLANEOUS
Section 12.01. Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

Section 12.02. Notices.
          Any notice or communication by the Company, any Subsidiary Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next-day delivery, to the other’s address:
If to the Company and/or any Subsidiary Guarantor:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75025
Attn: John Stewart, Executive Vice
      President and Chief Financial Officer
Facsimile: (972) 673-7879
With a copy to:
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
Attn: Stephen T. Giove
Telephone: (212) 848-7325
Facsimile: (646) 848-7325
If to the Trustee:
Wells Fargo Bank, N.A.
201 Main Street, Suite 301
Fort Worth, Texas 76102
Attn: John C. Stohlmann
Telephone: (817) 334-7065
Facsimile: (817) 885-8650
          The Company, any Subsidiary Guarantor or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to the Trustee or Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next-day delivery. All notices and communications to the Trustee or Holders shall be deemed duly given and effective only upon receipt.
          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next-day delivery to its address shown on the Security Register.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 12.03. Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04. Certificate and Opinion as to Conditions Precedent.
          Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under any provision of this Indenture, the Company, or such Subsidiary Guarantor, as the case may be, shall furnish to the Trustee:
          (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
Section 12.05. Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
With respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate, certificates of public officials or reports or opinions of experts.
Section 12.06. Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders.
          No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or of the

Subsidiary Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
Section 12.08. Governing Law.
          THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES CONTAINED HEREIN WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
Section 12.09. No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10. Successors.
          All covenants and agreements of the Company in this Indenture and the Notes shall bind its successors.  All covenants and agreements of the Trustee in this Indenture shall bind its successors.
Section 12.11. Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12. Counterpart Originals.
          The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.
Section 12.13. Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and Headings in this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14. Qualification of this Indenture.
          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of any Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers’ Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.
[Signature pages follow]

SIGNATURES
Dated as of April 30, 2008

COMPANY: DR PEPPER SNAPPLE GROUP, INC.
By:	/s/ Jolene Varney
	Name:	Jolene Varney
	Title:	Senior Vice President — Corporate Finance

TRUSTEE: WELLS FARGO BANK, N.A.
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

(FORM OF FACE OF 6.12% SENIOR NOTE DUE 2013)
[INSERT THE GLOBAL NOTES LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

A-1-1

EXHIBIT A-1

(FORM OF FACE OF 6.12% SENIOR NOTE DUE 2013)
6.12% SENIOR NOTE DUE 2013

CUSIP
No. ___	$
DR PEPPER SNAPPLE GROUP, INC.
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of Dollars ($                    ) on May 1, 2013.
Interest Payment Dates: May 1 and November 1, commencing [November 1, 2008].
Record Dates:  April 15 and October 15.
Dated: [April 30, 2008].

A-1-2

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DR PEPPER SNAPPLE GROUP, INC.
By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
WELLS FARGO BANK, N.A.
as Trustee

By:
Authorized Signatory
Dated [April 30, 2008]

A-1-3

[FORM OF REVERSE SIDE OF 6.12% SENIOR NOTE DUE 2013]
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest.  (a) Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.12% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement.  The Company shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest shall accrue from the most recent date to which interest has been paid on this Note (or one or more Predecessor Notes) or, if no interest has been paid, from [April 30, 2008]1; provided, however, that [if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that]2 the first Interest Payment Date shall be [November 1, 2008].3 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate equal to the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          (b) The interest rate payable on this Note will be subject to adjustments from time to time if either of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), downgrades (or subsequently upgrades) the debt rating assigned to this Note, in the manner described below.
          If the rating of this Note from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

[1]	Issue Date is inserted for Initial Notes. Insert issue date for Additional Notes of this Series.

[2]	Insert if appropriate.

[3]	First interest payment date is inserted for Initial Notes. Insert first interest payment date for Additional Notes of this Series.

A-1-4

          If the rating of this Note from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.
          If at any time the interest rate on this Note has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of this Note to any of the ratings set forth in the tables above, the interest rate on this Note will be decreased such that the interest rate for this Note equals the interest rate payable on this Note on the Issue Date plus the applicable percentages set forth opposite the ratings in the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of this Note to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on this Note will be decreased to the interest rate payable on this Note on the Issue Date.
          Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for this Note be reduced to below the interest rate payable on this Note on the Issue Date or (2) the total increase in the interest rate on this Note exceed 2.00% above the interest rate payable on this Note on the Issue Date.
          No adjustments in the interest rate of this Note shall be made solely as a result of a Rating Agency ceasing to provide a rating. If at any time less than two Rating Agencies provide a rating of this Note for reason beyond the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating of this Note from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on this Note pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of this Note but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on this Note will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on this Note on the Issue Date plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency). For so long as only one Rating Agency provides a rating of this Note, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Rating Agency provides a rating of this Note, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on this Note on the Issue Date.
          In addition, the interest rate on this Note will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if this Note becomes rated A3 and A- (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, any Substitute Rating Agency thereof) or one of these ratings if this Note is only rated by one Rating Agency.

A-1-5

          Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of this Note more than once during any particular interest period, the last change by such agency during such period will control for purposes of any interest rate increase or decrease described above relating to such agency’s action.
          Any adjustment to the interest rate based on a change in the ratings as described above will be independent of (and in addition to) any Additional Interest payable to Holders of this Note pursuant to the Registration Rights Agreement and, unless the context otherwise requires, the terms “interest” and “interest payable on this Note on the Issue Date” as used in this paragraph 1(b), will be deemed to include any such Additional Interest.
     2. Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., a national banking association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated April 30, 2008 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption. At any time and from time to time, the Notes of this Series will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Notes of this Series, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest thereon to, but not including, the redemption date.
     6. Special Mandatory Redemption. This Note is subject to the special mandatory redemption provision of Section 3.08 of the Indenture. Except as set forth in Section 3.08 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.
     7. Repurchase at Option of Holder.
          (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes under Section 3.07 of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of Notes to repurchase all or a portion (equal to $2,000 or an integral multiple or $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in Section 4.11 of the Indenture

A-1-6

and pursuant to the provisions of Section 3.09 of the Indenture. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (b) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event conditional upon such Change of Control.
     8. Notice of Optional Redemption.  Notice of redemption made pursuant to Section 3.07 of the Indenture shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Subsidiary Guarantees. The payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by the Subsidiary Guarantors, if any, on the terms set forth in the Indenture.
     10. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Registrar nor the Company shall be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]4
     11. Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) and the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, of each Series then outstanding affected by the amendment or supplement voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision

[4]	Insert into Regulation S Temporary Global Note.

A-1-7

of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, of each Series then outstanding voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
          Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) or the Notes to cure any ambiguity, defect or inconsistency, provided that the interests of the Holders of the Notes are not adversely affected in any material respect, to add Events of Default for the Notes of any Series, to provide for the issuance of Notes of any Additional Series, or of Additional Notes of any Series, to provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the discharge of the Company upon such assumption provided that Section 5.01 of the Indenture is complied with, to add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes of any Series, to add Subsidiary Guarantors or additional Subsidiary Guarantors or additional obligors with respect to the Notes of any Series, to release a Subsidiary Guarantor upon the satisfaction of all conditions for release of such Subsidiary Guarantor as provided under the Indenture, to secure the Notes of any Series, to add or appoint a successor or separate Trustee, to make any change that does not adversely affect the interests of any Holder of Notes, or to obtain or maintain the qualification of the Indenture under the Trust Indenture Act.
     13. Defaults and Remedies.
     If any Event of Default (other than those of the type described in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company) occurs with respect to any Series of the Notes and is continuing, then the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes of that Series shall, declare the principal of all the Notes of that Series, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable. In the case of an Event of Default with respect to any Series of Notes specified in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, all outstanding Notes of such Series shall become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, if an Event of Default with respect to the Notes of any Series shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) so long as it determines in good faith that withholding the notice is in the interests of the Holders. The Holders of at least a majority in aggregate principal amount of the Notes of any Series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default with respect to such Series, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes of such Series and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall deliver to the Trustee, within 30 days after the Company becomes aware, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     14. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.
     15. No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of

A-1-8

the Company or of the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
     16. Authentication.  This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
     17. Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (means tenants in common), TEN ENT (means tenants by the entireties), JT TEN (means joint tenants with right of survivorship and not as tenants in common), CUST (means Custodian), and U/G/M/A (means Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated April 30, 2008, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75025
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

A-1-9

Option of Holder to Elect Purchase
          If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
☐ Section 4.11
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of		of this Global Note	Signature of
	decrease in	Amount of increase	following such	authorized signatory
	Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Note Custodian

A-1-11

(FORM OF FACE OF 6.82% SENIOR NOTE DUE 2018)
[INSERT THE GLOBAL NOTES LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

A-2-1

EXHIBIT A-2

(FORM OF FACE OF 6.82% SENIOR NOTE DUE 2018)
6.82% SENIOR NOTE DUE 2018

CUSIP
No.___	$
DR PEPPER SNAPPLE GROUP, INC.
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                      Dollars ($                    ) on May 1, 2018.
Interest Payment Dates: May 1 and November 1, commencing [November 1, 2008].
Record Dates:  April 15 and October 15.
Dated: [April 30, 2008].

A-2-2

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

DR PEPPER SNAPPLE GROUP, INC.
By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
WELLS FARGO BANK, N.A.
as Trustee

By:
Authorized Signatory
Dated [April 30, 2008]

A-2-3

[FORM OF REVERSE SIDE OF 6.82% SENIOR NOTE DUE 2018)
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest.  (a) Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 6.82% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement.  The Company shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest shall accrue from the most recent date to which interest has been paid on this Note (or one or more Predecessor Notes) or, if no interest has been paid, from [April 30, 2008]1; provided, however, that [if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that]2 the first Interest Payment Date shall be [November 1, 2008].3 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate equal to the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          (b) The interest rate payable on this Note will be subject to adjustments from time to time if either of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), downgrades (or subsequently upgrades) the debt rating assigned to this Note, in the manner described below.
          If the rating of this Note from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

[1]	Issue Date is inserted for Initial Notes. Insert issue date for Additional Notes of this Series.

[2]	Insert if appropriate.

[3]	First interest payment date is inserted for Initial Notes. Insert first interest payment date for Additional Notes of this Series.

A-2-4

          If the rating of this Note from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.
          If at any time the interest rate on this Note has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of this Note to any of the ratings set forth in the tables above, the interest rate on this Note will be decreased such that the interest rate for this Note equals the interest rate payable on this Note on the Issue Date plus the applicable percentages set forth opposite the ratings in the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of this Note to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on this Note will be decreased to the interest rate payable on this Note on the Issue Date.
          Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for this Note be reduced to below the interest rate payable on this Note on the Issue Date or (2) the total increase in the interest rate on this Note exceed 2.00% above the interest rate payable on this Note on the Issue Date.
          No adjustments in the interest rate of this Note shall be made solely as a result of a Rating Agency ceasing to provide a rating. If at any time less than two Rating Agencies provide a rating of this Note for reason beyond the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating of this Note from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on this Note pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of this Note but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on this Note will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on this Note on the Issue Date plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency). For so long as only one Rating Agency provides a rating of this Note, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Rating Agency provides a rating of this Note, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on this Note on the Issue Date.
          In addition, the interest rate on this Note will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if this Note becomes rated A3 and A- (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, any Substitute Rating Agency thereof) or one of these ratings if this Note is only rated by one Rating Agency.

A-2-5

          Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of this Note more than once during any particular interest period, the last change by such agency during such period will control for purposes of any interest rate increase or decrease described above relating to such agency’s action.
          Any adjustment to the interest rate based on a change in the ratings as described above will be independent of (and in addition to) any Additional Interest payable to Holders of this Note pursuant to the Registration Rights Agreement and, unless the context otherwise requires, the terms “interest” and “interest payable on this Note on the Issue Date” as used in this paragraph 1(b), will be deemed to include any such Additional Interest.
     2. Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., a national banking association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated April 30, 2008 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption. At any time and from time to time, the Notes of this Series will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Notes of this Series, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest thereon to, but not including, the redemption date.
     6. Special Mandatory Redemption. This Note is subject to the special mandatory redemption provision of Section 3.08 of the Indenture. Except as set forth in Section 3.08 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.
     7. Repurchase at Option of Holder.
          (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes under Section 3.07 of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of Notes to repurchase all or a portion (equal to $2,000 or an integral multiple or $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in Section 4.11 of the Indenture

A-2-6

and pursuant to the provisions of Section 3.09 of the Indenture. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (b) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event conditional upon such Change of Control.
     8. Notice of Optional Redemption.  Notice of redemption made pursuant to Section 3.07 of the Indenture shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Subsidiary Guarantees. The payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by the Subsidiary Guarantors, if any, on the terms set forth in the Indenture.
     10. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Registrar nor the Company shall be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]4
     11. Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) and the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, of each Series then outstanding affected by the amendment or supplement voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision

[4]	Insert into Regulation S Temporary Global Note.

A-2-7

of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, of each Series then outstanding voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
          Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) or the Notes to cure any ambiguity, defect or inconsistency, provided that the interests of the Holders of the Notes are not adversely affected in any material respect, to add Events of Default for the Notes of any Series, to provide for the issuance of Notes of any Additional Series, or of Additional Notes of any Series, to provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the discharge of the Company upon such assumption provided that Section 5.01 of the Indenture is complied with, to add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes of any Series, to add Subsidiary Guarantors or additional Subsidiary Guarantors or additional obligors with respect to the Notes of any Series, to release a Subsidiary Guarantor upon the satisfaction of all conditions for release of such Subsidiary Guarantor as provided under the Indenture, to secure the Notes of any Series, to add or appoint a successor or separate Trustee, to make any change that does not adversely affect the interests of any Holder of Notes, or to obtain or maintain the qualification of the Indenture under the Trust Indenture Act.
     13. Defaults and Remedies.
     If any Event of Default (other than those of the type described in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company) occurs with respect to any Series of the Notes and is continuing, then the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes of that Series shall, declare the principal of all the Notes of that Series, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable. In the case of an Event of Default with respect to any Series of Notes specified in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, all outstanding Notes of such Series shall become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, if an Event of Default with respect to the Notes of any Series shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) so long as it determines in good faith that withholding the notice is in the interests of the Holders. The Holders of at least a majority in aggregate principal amount of the Notes of any Series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default with respect to such Series, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes of such Series and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall deliver to the Trustee, within 30 days after the Company becomes aware, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     14. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.
     15. No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of

A-2-8

the Company or of the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
     16. Authentication.  This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
     17. Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (means tenants in common), TEN ENT (means tenants by the entireties), JT TEN (means joint tenants with right of survivorship and not as tenants in common), CUST (means Custodian), and U/G/M/A (means Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated April 30, 2008, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75025
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

A-2-9

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
☐ Section 4.11
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

A-2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of		of this Global Note	Signature of
	decrease in	Amount of increase	following such	authorized signatory
	Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Note Custodian

A-2-12

(FORM OF FACE OF 7.45% SENIOR NOTE DUE 2038)
[INSERT THE GLOBAL NOTES LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE PRIVATE PLACEMENT LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]
[INSERT THE REGULATION S TEMPORARY GLOBAL NOTE LEGEND, IF APPLICABLE PURSUANT TO THE PROVISIONS OF THE INDENTURE]

A-3-1

EXHIBIT A-3

(FORM OF FACE OF 7.45% SENIOR NOTE DUE 2038)
7.45% SENIOR NOTE DUE 2038

CUSIP
No.	$
DR PEPPER SNAPPLE GROUP, INC.
promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of                      Dollars ($                    ) on [                     ], 2038.
Interest Payment Dates: May 1 and November 1, commencing [November 1, 2008].
Record Dates:  April 15 and October 15.
Dated: [April 30, 2008].

A-3-2

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Dr Pepper Snapple Group, Inc.
By:
Name:
Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture:
WELLS FARGO BANK, N.A.
as Trustee

By:
Authorized Signatory
Dated [April 30, 2008]

A-3-3

[FORM OF REVERSE SIDE OF 7.45% SENIOR NOTE DUE 2038)
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest.  (a) Dr Pepper Snapple Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.45% per annum until maturity and shall pay Additional Interest, if any, as provided in Section 2(e) of the Registration Rights Agreement.  The Company shall pay interest semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest shall accrue from the most recent date to which interest has been paid on this Note (or one or more Predecessor Notes) or, if no interest has been paid, from [April 30, 2008]1; provided, however, that [if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that]2 the first Interest Payment Date shall be [November 1, 2008].3 The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time at a rate equal to the interest rate then in effect under the Indenture and this Note; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods), from time to time at the same rate to the extent lawful.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
          (b) The interest rate payable on this Note will be subject to adjustments from time to time if either of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), downgrades (or subsequently upgrades) the debt rating assigned to this Note, in the manner described below.
          If the rating of this Note from Moody’s or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.

[1]	Issue Date is inserted for Initial Notes. Insert issue date for Additional Notes of this Series.

[2]	Insert if appropriate.

[3]	First interest payment date is inserted for Initial Notes. Insert first interest payment date for Additional Notes of this Series.

A-3-4

          If the rating of this Note from S&P or any Substitute Rating Agency thereof is decreased to a rating set forth in the immediately following table, the interest rate on this Note will increase from the interest rate payable on this Note on the Issue Date by the percentage set forth opposite that rating:

S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%

*	Including the equivalent ratings of any Substitute Rating Agency.
          If at any time the interest rate on this Note has been adjusted upward and either Moody’s or S&P (or, in either case, a Substitute Rating Agency thereof), as the case may be, subsequently increases its rating of this Note to any of the ratings set forth in the tables above, the interest rate on this Note will be decreased such that the interest rate for this Note equals the interest rate payable on this Note on the Issue Date plus the applicable percentages set forth opposite the ratings in the tables above in effect immediately following the increase. If Moody’s or any Substitute Rating Agency thereof subsequently increases its rating of this Note to Baa3 (or its equivalent, in the case of a Substitute Rating Agency) or higher and S&P or any Substitute Rating Agency thereof increases its rating to BBB- (or its equivalent, in the case of a Substitute Rating Agency) or higher, the interest rate on this Note will be decreased to the interest rate payable on this Note on the Issue Date.
          Each adjustment required by any decrease or increase in a rating set forth above, whether occasioned by the action of Moody’s or S&P (or, in either case, any Substitute Rating Agency thereof), shall be made independent of any and all other adjustments. In no event shall (1) the interest rate for this Note be reduced to below the interest rate payable on this Note on the Issue Date or (2) the total increase in the interest rate on this Note exceed 2.00% above the interest rate payable on this Note on the Issue Date.
          No adjustments in the interest rate of this Note shall be made solely as a result of a Rating Agency ceasing to provide a rating. If at any time less than two Rating Agencies provide a rating of this Note for reason beyond the Company’s control, the Company will use its commercially reasonable efforts to obtain a rating of this Note from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on this Note pursuant to the table above (a) such Substitute Rating Agency will be substituted for the last Rating Agency to provide a rating of this Note but which has since ceased to provide such rating, (b) the relative ratings scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt will be determined in good faith by an independent investment banking institution of national standing appointed by the Company and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings will be deemed to be the equivalent ratings used by Moody’s or S&P, as applicable, in such table and (c) the interest rate on this Note will increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on this Note on the Issue Date plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) above) (plus any applicable percentage resulting from a decreased rating by the other Rating Agency). For so long as only one Rating Agency provides a rating of this Note, any subsequent increase or decrease in the interest rate of this Note necessitated by a reduction or increase in the rating by the agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Rating Agency provides a rating of this Note, the interest rate on this Note will increase to, or remain at, as the case may be, 2.00% above the interest rate payable on this Note on the Issue Date.
          In addition, the interest rate on this Note will permanently cease to be subject to any adjustment described above (notwithstanding any subsequent decrease in the ratings by either or both Rating Agencies) if this Note becomes rated A3 and A- (or its equivalent, in the case of a Substitute Rating Agency) or higher by Moody’s and S&P (or, in either case, any Substitute Rating Agency thereof) or one of these ratings if this Note is only rated by one Rating Agency.

A-3-5

          Any interest rate increase or decrease described above will take effect from the first day of the interest period during which a rating change requires an adjustment in the interest rate. If Moody’s or S&P or any Substitute Rating Agency thereof changes its rating of this Note more than once during any particular interest period, the last change by such agency during such period will control for purposes of any interest rate increase or decrease described above relating to such agency’s action.
          Any adjustment to the interest rate based on a change in the ratings as described above will be independent of (and in addition to) any Additional Interest payable to Holders of this Note pursuant to the Registration Rights Agreement and, unless the context otherwise requires, the terms “interest” and “interest payable on this Note on the Issue Date” as used in this paragraph 1(b), will be deemed to include any such Additional Interest.
     2. Method of Payment.  The Company shall pay interest on the Notes (except defaulted interest) to the Persons in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Note is cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes shall be payable as to principal, premium, if any, and interest and Additional Interest, if any, at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the Security Register; provided, however, that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest and Additional Interest, if any, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar.  Initially, Wells Fargo Bank, N.A., a national banking association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.
     4. Indenture. The Company issued the Notes under an Indenture dated April 30, 2008 (the “Indenture”) between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     5. Optional Redemption. At any time and from time to time, the Notes of this Series will be redeemable, as a whole or in part, at the Company’s option, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Notes of this Series, at a redemption price equal to the greater of (i) 100% of principal amount of the Notes to be redeemed, or (ii) the sum of the present values of the Remaining Scheduled Payments of the Notes to be redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points, plus accrued and unpaid interest thereon to, but not including, the redemption date.
     6. Special Mandatory Redemption. This Note is subject to the special mandatory redemption provision of Section 3.08 of the Indenture. Except as set forth in Section 3.08 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to this Note.
     7. Repurchase at Option of Holder.
          (a) Upon the occurrence of a Change of Control Triggering Event, unless the Company has exercised its right to redeem the Notes under Section 3.07 of the Indenture, the Company shall be required to make a Change of Control Offer to each Holder of Notes to repurchase all or a portion (equal to $2,000 or an integral multiple or $1,000 in excess thereof) of such Holder’s Notes on the terms set forth in Section 4.11 of the Indenture

A-3-6

and pursuant to the provisions of Section 3.09 of the Indenture. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to but not including the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.
          (b) The Company shall not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event conditional upon such Change of Control.
     8. Notice of Optional Redemption.  Notice of redemption made pursuant to Section 3.07 of the Indenture shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
     9. Subsidiary Guarantees. The payment of the principal of, premium, if any, and interest on the Notes will be unconditionally guaranteed by the Subsidiary Guarantors, if any, on the terms set forth in the Indenture.
     10. Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note shall represent the aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of Notes represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Registrar nor the Company shall be required (A) to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 of the Indenture and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date (including a Regular Record Date) and the next succeeding Interest Payment Date.
          [This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the Distribution Compliance Period and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.]4
     11. Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.
     12. Amendment, Supplement and Waiver.  Subject to certain exceptions, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) and the Notes with the consent of the Holders of a majority in principal amount of the then outstanding Notes, including Additional Notes, if any, of each Series then outstanding affected by the amendment or supplement voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes), and, subject to Sections 6.04 and 6.07 of the Indenture, any existing Default or Event of Default (except a continuing Default or Event of Default in (i) the payment of principal, premium, if any, or interest on the Notes and (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment) or compliance with any provision

[4]	Insert into Regulation S Temporary Global Note.

A-3-7

of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes, including Additional Notes, if any, of each Series then outstanding voting as a separate class (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).
          Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture (including the Subsidiary Guarantees set forth therein) or the Notes to cure any ambiguity, defect or inconsistency, provided that the interests of the Holders of the Notes are not adversely affected in any material respect, to add Events of Default for the Notes of any Series, to provide for the issuance of Notes of any Additional Series, or of Additional Notes of any Series, to provide for the assumption of the Company’s obligations in the case of a merger or consolidation and the discharge of the Company upon such assumption provided that Section 5.01 of the Indenture is complied with, to add covenants or make any change that would provide any additional rights or benefits to the Holders of the Notes of any Series, to add Subsidiary Guarantors or additional Subsidiary Guarantors or additional obligors with respect to the Notes of any Series, to release a Subsidiary Guarantor upon the satisfaction of all conditions for release of such Subsidiary Guarantor as provided under the Indenture, to secure the Notes of any Series, to add or appoint a successor or separate Trustee, to make any change that does not adversely affect the interests of any Holder of Notes, or to obtain or maintain the qualification of the Indenture under the Trust Indenture Act.
     13. Defaults and Remedies.
     If any Event of Default (other than those of the type described in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company) occurs with respect to any Series of the Notes and is continuing, then the Trustee may, and the Trustee upon the request of Holders of 25% in principal amount of the outstanding Notes of that Series shall, declare the principal of all the Notes of that Series, together with all accrued and unpaid interest, premium, if any, to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that such notice is a notice of acceleration (the “Acceleration Notice”), and the same shall become immediately due and payable. In the case of an Event of Default with respect to any Series of Notes specified in Section 6.01(e) or (f) of the Indenture with respect to the Company, any Significant Subsidiary of the Company or any group of Subsidiaries of the Company constituting a Significant Subsidiary of the Company, all outstanding Notes of such Series shall become due and payable immediately without any further declaration or other act on the part of the Trustee or any Holder.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, if an Event of Default with respect to the Notes of any Series shall occur and be continuing, the Holders of a majority in aggregate principal amount of the Notes of such Series then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Additional Interest) so long as it determines in good faith that withholding the notice is in the interests of the Holders. The Holders of at least a majority in aggregate principal amount of the Notes of any Series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default with respect to such Series, and its consequences, except a continuing Default or Event of Default (i) in the payment of the principal of, premium, if any, or interest, on the Notes of such Series and (ii) in respect of a covenant or provision which under this Indenture cannot be modified or amended without the consent of the Holder of each Note affected by such modification or amendment. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company shall deliver to the Trustee, within 30 days after the Company becomes aware, written notice in the form of an Officers’ Certificate of any event that with the giving of notice and/or the lapse of time would become an Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.
     14. Trustee Dealings with Company. Subject to certain limitations, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.
     15. No Recourse Against Others.  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of

A-3-8

the Company or of the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.
     16. Authentication.  This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
     17. Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (means tenants in common), TEN ENT (means tenants by the entireties), JT TEN (means joint tenants with right of survivorship and not as tenants in common), CUST (means Custodian), and U/G/M/A (means Uniform Gifts to Minors Act).
     18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes that are Initial Notes shall have all the rights set forth in the Registration Rights Agreement, dated April 30, 2008, between the Company and the parties named on the signature pages thereto or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes shall have the rights set forth in one or more registration rights agreement, if any, among the Company and the other parties thereto, relating to rights given by the Company to the purchasers of any Additional Notes.
     19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75025
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
     20. Governing Law. The internal law of the State of New York shall govern and be used to construe this Note without giving effect to applicable principals of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

A-3-9

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 of the Indenture, check the box below:
☐ Section 4.11
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 of the Indenture, state the amount you elect to have purchased: $

Date:	Your Signature:

(Sign exactly as your name appears on the Note)

Tax Identification No.:

SIGNATURE GUARANTEE:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-3-10

Assignment Form
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to

(Insert assignee’s social security or other tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

as agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

A-3-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
          The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Principal Amount
	Amount of		of this Global Note	Signature of
	decrease in	Amount of increase	following such	authorized signatory
	Principal Amount	in Principal Amount	decrease (or	of Trustee or
Date of Exchange	of this Global Note	of this Global Note	increase)	Note Custodian

A-3-12

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
Wells Fargo Bank, N.A.
201 Main Street, Suite 301
Forth Worth, Texas 76102
Attention: Corporate Trust Department
Telecopier No.: (817) 885-8650

Re:	6.12% Senior Notes due 2013 6.82% Senior Notes due 2018 7.45% Senior Notes due 2038
          Reference is hereby made to the Indenture, dated April 30, 2008 (the “Indenture”), among Dr Pepper Snapple Group, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                  , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                                          (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of

Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
          3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
          (a)☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
          (b) ☐ such Transfer is being effected to the Company or a Subsidiary of the Company;
or
          (c)☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
          (d) ☐ such Transfer is being effected to an Institutional Accredited Investor in a minimum principal amount of $250,000 and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

          4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
          (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) ☐ Check if Transfer is pursuant to other exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
     1. The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
          (a) ☐ a beneficial interest in the:
          (i) ☐ 144A Global Note (CUSIP                     ), or
          (ii) ☐ Regulation S Global Note (CUSIP                     ), or
          (iii) ☐ IAI Global Note (CUSIP                     ); or
          (b) ☐ a Restricted Definitive Note.
Which constitutes a beneficial interest in a Note, or a Restrictive Definitive Note, of the following Series:
[CHECK ONE OF (A), (B) or (C)]
          (A) ☐ 6.12% Senior Notes due 2013
          (B) ☐ 6.82% Senior Notes due 2018
          (C) ☐ 7.45% Senior Notes due 2038
     2. After the Transfer the Transferee will hold:
[CHECK ONE OF (a), (b) OR (c)]
          (a) ☐ a beneficial interest in the:
          (i) ☐ 144A Global Note (CUSIP                     ), or
          (ii) ☐ Regulation S Global Note (CUSIP                     ), or
          (iii) ☐ IAI Global Note (CUSIP                     ); or
          (iv) ☐ Unrestricted Global Note (CUSIP                     ); or
          (b) a Restricted Definitive Note; or
          (c) an Unrestricted Definitive Note,
          of the applicable Series in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
Wells Fargo Bank, N.A.
201 Main Street, Suite 301
Forth Worth, Texas 76102
Attention: Corporate Trust Department
Telecopier No.: (817) 885-8650

Re:	6.12% Senior Notes due 2013 6.82% Senior Notes due 2018 7.45% Senior Notes due 2038
          Reference is hereby made to the Indenture, dated April 30, 2008 (the “Indenture”), among Dr Pepper Snapple Group, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                  , (the “Owner”) owns and proposes to exchange the Note[s] of the following Series [CIRCLE ONE] 6.12% Senior Notes due 2013, 6.82% Senior Notes due 2018 or 7.45% Senior Notes due 2038, or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          (d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
          (a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
          (b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CIRCLE ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Dr Pepper Snapple Group, Inc.
5301 Legacy Drive
Plano, Texas 75024
Attn: John Stewart, Executive Vice
President and Chief Financial Officer
Facsimile: (972) 673-7879
Wells Fargo Bank, N.A.
201 Main Street, Suite 301
Forth Worth, Texas 76102
Attention: Corporate Trust Department
Telecopier No.: (817) 885-8650

Re:	6.12% Senior Notes due 2013 6.82% Senior Notes due 2018 7.45% Senior Notes due 2038
          Reference is hereby made to the Indenture, dated April 30, 2008 (the “Indenture”), among Dr Pepper Snapple Group, Inc., as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wells Fargo Bank, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                     aggregate principal amount of:
          (a) ☐ a beneficial interest in a Global Note, or
          (b) ☐ a Definitive Note,
          of the following Series:
          (A) ☐ 6.12% Senior Notes due 2013
          (B) ☐ 6.82% Senior Notes due 2018
          (C) ☐ 7.45% Senior Notes due 2038
               we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any Subsidiary of the Company, (B) pursuant to a registration statement that has been declared effective under the

D-1

Securities Act, (C) for so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (E) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an intuitional accredited investor acquiring for its own account or the account of such an institutional accredited investor, in each case in a minimum principal amount of the Notes of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act, (F) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (G) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s and the Trustee’s right prior to any such offer, sale or transfer pursuant to clauses (D), (E), (F), or (G) to require the delivery of an opinion of counsel, certification and / or other information satisfactory to each of them. We further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (C) through (G) of the foregoing sentence a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment. We have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Notes.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion and are not acquiring the Notes with a view to any distribution thereof in a transaction that would violate the Securities Act of the securities laws of any state of the United States or any other applicable jurisdiction.
          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

[Insert Name of Accredited Investor]

By:

Name:
Title:
Dated:

D-2

Exhibit E
FORM OF SUPPLEMENTAL INDENTURE TO ADD SUBSIDIARY GUARANTORS
          This Supplemental Indenture, dated as of [ ] (this “Supplemental Indenture”), among [name of Subsidiary Guarantor(s)] (the “[Additional] Subsidiary Guarantor[s]”),1 DR PEPPER SNAPPLE GROUP, INC. (together with its successors and assigns, the “Company”)[, each other existing Subsidiary Guarantor under the Indenture referred to below,] and Wells Fargo Bank, N.A., as Trustee under the Indenture referred to below.
W I T N E S S E T H:
          WHEREAS, the Company[, the existing Subsidiary Guarantors] and the Trustee have heretofore executed and delivered an Indenture, dated April 30, 2008 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance $250,000,000 principal amount of the Company’s 6.12% Senior Notes due 2013 (the “2013 Notes”), $1,200,000,000 principal amount of the Company’s 6.82% Senior Notes due 2018 (the “2018 Notes”) and $250,000,000 principal amount of the Company’s 7.45% Senior Notes due 2038 [insert reference to any Additional Notes or Additional Series of Notes issued under the Indenture] (the “2038 Notes” and together with the 2013 Notes, the 2018 Notes, any Additional Notes of any Initial Series and the Notes of any Additional Series, the “Notes”) issued under the Indenture;
          WHEREAS, Section 4.12 of the Indenture provides that the Company shall cause any Subsidiary of the Company that Guarantees, directly or indirectly, any Indebtedness of the Company (including any Indebtedness under any Credit Agreement) to at the same time, execute and deliver to the Trustee a supplement to this Indenture pursuant to which such Subsidiary shall Guarantee payment of the Notes on the same terms and conditions as those set forth in this Indenture; and
          WHEREAS, pursuant to Section 9.01(e) of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture, without the consent of any Holder of Notes.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
Definitions
          SECTION 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined.
ARTICLE II
Agreement to be Bound; Subsidiary Guarantee
          SECTION 2.1 Agreement to be Bound. [The][Each] [Additional] Subsidiary Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such shall have all of the rights

[1]	When used to initially add Subsidiary Guarantors upon consummation of the Separation Transactions, the term “Subsidiary Guarantors” should be used.

and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture. The Subsidiary Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.
          SECTION 2.2 Guarantee. [The][Each] [Additional] Subsidiary Guarantor hereby unconditionally guarantees, jointly and severally with each other Subsidiary Guarantor, to each Holder of a Note authenticated and delivered by the Trustee and the to the Trustee and its successors and assigns, the full and punctual payment when due, whether at Stated Maturity, by redemption, acceleration or otherwise, of the obligations of the Company under the Notes and the other guaranteed obligations of the Company set forth in Article 10. The terms of each Subsidiary Guarantee are more fully set forth in Article 10 of the Indenture and each Subsidiary Guarantor agrees to be bound by such terms.
ARTICLE III
Miscellaneous
          SECTION 3.1 Notices. All notices and other communications to the Subsidiary Guarantor shall be given as provided in the Indenture.
          SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, other than the Holders of Notes and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.
          SECTION 3.3 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
          SECTION 3.4 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all of the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 3.5 Trustee not Responsible. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Subsidiary Guarantors.
          SECTION 3.6 Counterparts. The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together shall represent the same agreement.
          SECTION 3.7 Headings. The headings in this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
          SECTION 3.8 No Adverse Interpretation of Other Agreements. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person (other than the Indenture). Any such indenture, loan or debt agreement may not be use to interpret this Supplemental Indenture or the Indenture.

[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first written above.

COMPANY DR PEPPER SNAPPLE GROUP, INC.
By:
Name:
Title:

TRUSTEE WELLS FARGO BANK, N.A.
By:
Name:
Title:

[ADDITIONAL] SUBSIDIARY GUARANTOR[S] [ ]
By:
Name:
Title:

i

(continued)

(continued)

(continued)

Page
Section 12.05. Statements Required in Certificate or Opinion	61
Section 12.06. Rules by Trustee and Agents	62
Section 12.07. No Personal Liability of Directors, Officers, Employees and Stockholders	62
Section 12.08. Governing Law	62
Section 12.09. No Adverse Interpretation of Other Agreements	62
Section 12.10. Successors	62
Section 12.11. Severability	62
Section 12.12. Counterpart Originals	62
Section 12.13. Table of Contents, Headings, etc.	62
Section 12.14. Qualification of this Indenture.	62

CROSS-REFERENCE TABLE

TIA Section	Indenture
Reference	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	7.06, 12.02
(d)	7.06
314(a)	4.03, 4.04, 12.05
(b)	N.A.
(c)(1)	N.A
(c)(2)	N.A
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
315(a)	N.A
(b)	7.05
(c)	N.A
(d)	N.A
(e)	N.A
316(a) (last sentence)	N.A
(a)(1)(A)	N.A
(a)(1)(B)	N.A
(a)(2)	N.A.
(b)	N.A
317(a)(1)	N.A
(a)(2)	N.A
(b)	N.A
318(a)	N.A

N.A.	means Not Applicable.

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.